                                                                     EXHIBIT 2.1


                              AMENDED AND RESTATED

                               PURCHASE AGREEMENT



                                 BY AND BETWEEN



                           ATLANTIC RICHFIELD COMPANY



                                       AND



                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC



                           WITH RESPECT TO THE SALE OF



                             ARCO PIPE LINE COMPANY



                            DATED AS OF MAY 10, 2000

                                TABLE OF CONTENTS

                                                                                                           Page No.
         ARTICLE 1 DEFINITIONS....................................................................................2

             1.1         Definitions..............................................................................2
             1.2         Cross References, Interpretation........................................................11

         ARTICLE 2 PURCHASE AND SALE OF SHARES...................................................................12

             2.1         Purchase and Sale of Shares.............................................................12
             2.2         Payment of Purchase Price...............................................................12
             2.3         Post-Closing Stockholder's Equity Adjustment............................................12
             2.4         Post-Closing EBITDA Adjustment..........................................................13

         ARTICLE 3 CLOSING.......................................................................................14

             3.1         Other Transactions......................................................................14
             3.2         Closing Date............................................................................15
             3.3         Seller's Deliveries.....................................................................15
             3.4         Buyer's Deliveries......................................................................16

         ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER......................................................17

             4.1         Organization and Good Standing of Seller................................................17
             4.2         Authority...............................................................................17
             4.3         Organization, Good Standing and Qualification of APL and the APL Subsidiaries...........17
             4.4         Corporate Records.......................................................................18
             4.5         No Violations...........................................................................18
             4.6         Approvals, Consents and Other Actions...................................................18
             4.7         Title to the Shares.....................................................................18
             4.8         Capitalization..........................................................................18
             4.9         Financial Statements....................................................................18
             4.10        Absence of Undisclosed Liabilities......................................................19
             4.11        No Material Changes.....................................................................19
             4.12        Tax Matters.............................................................................20
             4.13        Material Contracts......................................................................21
             4.14        Employee Benefit Plans..................................................................21
             4.15        Labor Matters...........................................................................22
             4.16        Real Property and Assets................................................................22
             4.17        Bank Accounts...........................................................................23
             4.18        Insurance Policies......................................................................23
             4.19        Legal Proceedings.......................................................................23
             4.20        Compliance with Laws....................................................................23
             4.21        Environmental Matters...................................................................23
             4.22        Governmental Approvals..................................................................24
             4.23        Broker Liability........................................................................24
             4.24        Disclaimer of Certain Representations and Warranties....................................24

         ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................25

             5.1         Organization and Good Standing..........................................................25
             5.2         Authority...............................................................................25
             5.3         No Violations...........................................................................25
             5.4         Approvals and Consents..................................................................26
             5.5         Financial Capability....................................................................26
             5.6         Accredited Investor.....................................................................26
             5.7         Investment Intent.......................................................................26
             5.8         Buyer's Inquiry.........................................................................26
             5.9         Broker Liability........................................................................26

         ARTICLE 6 COVENANTS AND AGREEMENTS OF THE PARTIES.......................................................27

             6.1         Access to Information...................................................................27
             6.2         Conduct of the Business Pending the Closing.............................................28
             6.3         Notification............................................................................29
             6.4         Antitrust Notification..................................................................29
             6.5         Fees and Expenses.......................................................................30
             6.6         Publicity...............................................................................30
             6.7         Post-Closing Assistance.................................................................30
             6.8         Surety Bonds............................................................................30
             6.9         Guarantees..............................................................................30
             6.10        Name Changes............................................................................31
             6.11        Litigation Support......................................................................31
             6.12        Insurance...............................................................................31
             6.13        Commercially Reasonable Efforts.........................................................31
             6.14        Disclosure Schedule.....................................................................32
             6.15        Audited Financial Statements............................................................32
             6.16        SEC Required Financial Statements.......................................................32
             6.17        Industrial Development Bonds............................................................32
             6.18        Certain Intellectual Property...........................................................32
             6.19        Restriction Regarding Seaway Products...................................................33
             6.20        Transition Assistance...................................................................33

         ARTICLE 7 EMPLOYEES AND EMPLOYEE BENEFITS...............................................................34

             7.1         Employees...............................................................................34

         ARTICLE 8 TAXES.........................................................................................37

             8.1         Characterization of Purchase of Shares..................................................37
             8.2         Liability for Taxes.....................................................................38
             8.3         Tax Proceedings.........................................................................39
             8.4         Payment of Taxes........................................................................40
             8.5         Tax Returns.............................................................................40
             8.6         Tax Allocation Arrangements.............................................................40
             8.7         Cooperation and Exchange of Information.................................................40
             8.8         Indemnity with Respect to Phillips......................................................41
             8.9         Like-Kind Exchange......................................................................41

             8.10        Survival of Obligations.................................................................42
             8.11        Conflict................................................................................42

         ARTICLE 9 INDEMNIFICATION...............................................................................42

             9.1         Seller's Indemnification................................................................42
             9.2         Buyer's Indemnification.................................................................42
             9.3         Monetary Limitation.....................................................................43
             9.4         Nature and Survival; Time Limits........................................................43
             9.5         COMPLIANCE WITH EXPRESS NEGLIGENCE RULE.................................................44
             9.6         Limitation on Remedies; Mitigation......................................................44
             9.7         General Provisions......................................................................44
             9.8         Tax Treatment...........................................................................46

         ARTICLE 10 CONDITIONS TO CLOSING........................................................................47

             10.1        Conditions Precedent to Obligations of Buyer............................................47
             10.2        Conditions Precedent to Obligations of Seller...........................................48

         ARTICLE 11 TERMINATION OF AGREEMENT.....................................................................49

             11.1        Termination Before Closing..............................................................49
             11.2        Effect of Termination...................................................................49

         ARTICLE 12 MISCELLANEOUS................................................................................49

             12.1        Entire Agreement........................................................................49
             12.2        Construction............................................................................49
             12.3        Governing Law...........................................................................50
             12.4        Notices.................................................................................50
             12.5        Waiver..................................................................................50
             12.6        Binding Effect; Assignment..............................................................50
             12.7        Amendment...............................................................................50
             12.8        Counterparts............................................................................51
             12.9        No Third Party Beneficiaries............................................................51
             12.10       Jurisdiction; Service of Process........................................................51
             12.11       Schedules...............................................................................52
             12.12       Arbitration.............................................................................52
             12.13       Severability............................................................................53
             12.14       Approval of Buyer Board of Directors....................................................53

                                   APPENDICES


         Appendix A        List of Persons Who Constitute Seller's Knowledge
         Appendix B        Certain Excluded Assets and Liabilities to be
                           Transferred Pre-Closing
         Appendix C        Form of Opinion of Seller's Counsel
         Appendix D        Form of Opinion of Buyer's Counsel
         Appendix E        Agent for Service of Process
         Appendix F        Transitional Operating Agreement
         Appendix G        Services Agreement
         Appendix H        Recent Date Balance Sheet
         Appendix I        Restructuring Agreement

                               DISCLOSURE SCHEDULE

         Section
         1.1               Permitted Liens
         4.5               No Violations
         4.6               Approvals, Consents and Other Actions
         4.8               Capitalization
         4.10              Absence of Undisclosed Liabilities
         4.11              No Material Changes
         4.12              Taxes
         4.13              Material Contracts
         4.14              Employee Benefit Plans
         4.15              Labor Matters
         4.16              Real Property
         4.17              Bank Accounts
         4.18              Insurance Policies
         4.19              Legal Proceedings
         4.20              Compliance with Laws
         4.21              Environmental Matters
         4.22              Governmental Approvals
         6.8               Surety Bonds
         6.9               Guarantees

                             TABLE OF DEFINED TERMS

Term                                                             Section
----                                                             -------
Affiliate                                                          1.1
Agent                                                             12.10(b)
Agreement                                                          Introduction
Antitrust Division                                                 1.1
APL                                                                1.1
APL Conversion                                                     Introduction
APL Financial Information                                          4.9
APL Proprietary IP                                                 6.18
APL Subsidiaries                                                   1.1
APL Third Party Software                                           6.18
APL's Business or APL Business                                     1.1
Applicable Law                                                     1.1
Arbitrable Dispute                                                 1.1
ARCO CAP                                                           7.1
ARCO SERP                                                          7.1
ARCO Severance Plans                                               7.1
ARRP                                                               7.1
ASI                                                                1.1
ASI Conversion                                                     Introduction
Assumption Agreement                                               3.1
Audited Financial Statements                                       1.1
BP America Group                                                   4.12(f)
BP Amoco                                                           8.8
Buyer                                                              Introduction
Buyer Defined Contribution Plan                                    7.1
Buyer Indemnitees                                                  9.1
Buyer Notice                                                       8.3
Buyer Pension Plans                                                7.1
Buyer Savings Plan                                                 7.1
Casualty or Condemnation Loss                                      1.1
CERCLA                                                             1.1
Claim                                                              1.1
Claimant                                                          12.12
Closing                                                            3.2
Closing Date                                                       3.2
Closing Date Balance Sheet                                         1.1
Closing Date Stockholder's Equity                                  1.1
Code                                                               1.1
Confidentiality Agreement                                          1.1

Conveyance Agreement                                               3.1
Disagreement Notice                                                2.3
Disclosure Schedule                                                1.1
Effective Date                                                     1.1
Employees                                                          4.14
Environmental Laws                                                 1.1
Environmental Losses                                               1.1
ERISA                                                              1.1
Excluded Assets                                                    3.1
Excluded Liabilities                                               1.1
Final Adjusted EBITDA                                              1.1
FTC                                                                1.1
GAAP                                                               1.1
Governmental Approval                                              1.1
Governmental Authority                                             1.1
Group                                                              8.2
Hazardous Substances                                               1.1
HSR Act                                                            1.1
Indemnified Party                                                  9.7(b)
Indemnifying Party                                                 9.7(b)
IRS                                                                1.1
Liabilities                                                        1.1
Lien                                                               1.1
Loss                                                               1.1
Material Adverse Effect                                            1.1
Merger                                                             1.1
Merger Agreement                                                   1.1
Order                                                             10.2(d)
Performance Bonds                                                  6.8
Permitted Liens                                                    1.1
Person                                                             1.1
Phillips                                                           8.8
Phillips Payment                                                   8.8
Post-Closing Surety Bond(s)                                        6.8
Pre-Closing Period                                                 8.2
Present Value Benefit                                              1.1
Proceeding Notice                                                  8.3
Properties                                                         4.16
Purchase Price                                                     2.2
Purchased Assets                                                   8.1
Recent Date Balance Sheet                                          1.1
Recent Date Stockholder's Equity                                   1.1
Respondent                                                        12.12
Scheduled Environmental Claim                                      1.1
Scheduled Environmental Loss                                       1.1

Seaway                                                             1.1
Seaway Crude                                                       Introduction
Seaway Partnership Agreement                                       1.1
Seaway Products                                                    Introduction
Seaway Restructuring                                               Introduction
Seaway Restructuring Agreement                                     1.1
SEC Financial Statements                                           1.1
Seconded Employees                                                 7.1
Seconding Period                                                   7.1
Securities Act                                                     1.1
Services Agreement                                                 1.1
Seller                                                             Introduction
Seller Indemnitees                                                 9.2
Seller Notice                                                      8.8
Seller Proprietary IP                                              6.18
Seller Third Party Software                                        6.18
Seller's Knowledge                                                 1.1
Seller's Threshold                                                 9.3(a)(i)
Shares                                                             1.1
Subsidiary                                                         1.1
Substitute Surety Bond(s)                                          6.8
Surety Bond(s)                                                     6.8
Tax                                                                1.1
Tax Return                                                         1.1
Third Party Claim                                                  1.1
Transferred Employees                                              7.1
Transitional Operating Agreement                                   1.1
Unadjusted Purchase Price                                          2.2
Unscheduled Environmental Claim                                    1.1
Unscheduled Environmental Loss                                     1.1
WARN Act                                                           1.1
WARN Obligations                                                   7.1

                     AMENDED AND RESTATED PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 10, 2000, by and between Atlantic Richfield Company, a Delaware corporation ("Seller"), and Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company ("Buyer").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, on March 15, 2000, Seller and Buyer entered into a stock purchase agreement, providing for the terms of the sale of all of the outstanding capital stock of ARCO Pipeline Company by Seller to Buyer;

         WHEREAS, subsequent to March 15, 2000, Buyer converted from a Delaware corporation to a Delaware limited liability company;

         WHEREAS, ARCO Pipe Line Company owns all of the capital stock of ARCO Seaway, Inc., a partner in Seaway Pipeline Company;

         WHEREAS, Seaway Pipeline Company owns a crude oil pipeline and related assets and a refined products pipeline and related assets;

         WHEREAS, prior to the Closing, ARCO Seaway, Inc. will be converted (the "ASI Conversion") into a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act;

         WHEREAS, prior to the Closing and immediately following the ASI Conversion, ARCO Pipe Line Company will be converted (the "APL Conversion") into a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act;

         WHEREAS, immediately prior to the Closing, Seaway Pipeline Company will be restructured by a merger into Seaway Crude Pipeline Company, a Texas general partnership ("Seaway Crude"), which will own the crude oil pipeline and related assets of Seaway Pipeline Company, and Seaway Products Pipeline Company, a Texas general partnership ("Seaway Products"), which will own the refined products pipeline and related assets of Seaway Pipeline Company (the "Seaway Restructuring");

         WHEREAS, the Merger has closed pursuant to the Merger Agreement, and ARCO is now an indirect subsidiary of BP Amoco p.l.c.; and

         WHEREAS, Seller and Buyer, in accordance with Section 12.7 to the original stock purchase agreement, desire to amend and restate the terms of the original stock purchase agreement to reflect the Seaway Restructuring and the ASI Conversion and APL Conversion;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

         "Affiliate" of any specified Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such specified Person, and the term "affiliated with" shall have a correlative meaning. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" shall have the meaning set forth in Section 12.10(b).

         "Agreement" shall have the meaning set forth in the introduction to this Agreement.

         "Antitrust Division" shall mean the Antitrust Division of the U.S. Department of Justice.

         "APL" shall mean, prior to the APL Conversion, ARCO Pipe Line Company, a Delaware corporation, and, after the APL Conversion, the Delaware limited liability company into which ARCO Pipe Line Company is converted.

         "APL Conversion" shall have the meaning set forth in the introduction to this Agreement.

         "APL Financial Information" shall have the meaning set forth in
Section 4.9.

         "APL Proprietary IP" shall have the meaning set forth in Section 6.18.

         "APL Subsidiaries" shall mean ASI.

         "APL Third Party Software" shall have the meaning set forth in
Section 6.18.

         "APL's Business" or the "APL Business" shall mean the business conducted by APL and the APL Subsidiaries assuming consummation of the divestiture of assets and businesses and other transactions, including the Seaway Restructuring, contemplated by Section 3.1.

         "Applicable Law" shall mean any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

         "Arbitrable Dispute" means, except as set forth below, any and all disputes, Claims, counterclaims, demands, causes of action, controversies and other matters in question between Seller and Buyer arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement, regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise; provided, however, the term "Arbitrable Dispute" shall not include disputes under the terms of this Agreement relating to the Closing Date Stockholder's Equity.

         "ARCO CAP" shall have the meaning set forth in Section 7.1.

         "ARCO SERP" shall have the meaning set forth in Section 7.1.

         "ARCO Severance Plans" shall have the meaning set forth in Section 7.1.

         "ARRP" shall have the meaning set forth in Section 7.1.

         "ASI" shall mean, prior to the ASI Conversion, ARCO Seaway, Inc., a Delaware corporation, and, after the ASI Conversion, the Delaware limited liability company into which ARCO Seaway, Inc. is converted.

         "ASI Conversion" shall have the meaning set forth in the introduction to this Agreement.

         "Assumption Agreement" shall have the meaning set forth in Section 3.1.

         "Audited Financial Statements" shall mean (a) the audited, pro forma balance sheet of APL's Business as of December 31, 1999 prepared in accordance with GAAP, and the related pro forma statements of income and cash flows for the year ended December 31, 1999 prepared in accordance with GAAP, in each case giving pro forma effect to the transactions contemplated by Section 3.1, together with the related notes thereto and the audit opinion thereon of the independent auditors of APL and (b) the audited balance sheet of Seaway as of December 31, 1999 prepared in accordance with GAAP, and the related statements of income and cash flows for the year ended December 31, 1999 prepared in accordance with GAAP, in each case giving pro forma effect to the transactions contemplated by Section 3.1, together with the related notes thereto and the audit opinion thereon of the independent auditors of Seaway.

         "BP America Group" shall have the meaning set forth in Section 4.12(f).

         "BP Amoco" shall have the meaning set forth in Section 8.8.

         "Buyer" shall have the meaning set forth in the introduction to this Agreement.

         "Buyer Defined Contribution Plan" shall have the meaning set forth in
Section 7.1.

         "Buyer Indemnitees" shall have the meaning set forth in Section 9.1.

         "Buyer Notice" shall have the meaning set forth in Section 8.3.

         "Buyer Pension Plans" shall have the meaning set forth in Section 7.1.

         "Buyer Savings Plan" shall have the meaning set forth in Section 7.1.

         "Casualty or Condemnation Loss" shall mean, with respect to APL's Business, (i) a Loss, whether or not insured, as a result of any fire, flood, accident, explosion, strike, labor disturbance, riot, act of God or public enemy or other calamity or casualty, unless either such Loss shall have been substantially cured, repaired or restored by APL prior to the Closing Date or APL shall have otherwise substantially been compensated for such Loss or (ii) that proceedings have been instituted or threatened seeking the condemnation or other taking of a portion of APL's Business in the future.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Claim" shall mean any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice that is brought by or owed to a third party.

         "Claimant" shall have the meaning set forth in Section 12.12.

         "Closing" shall have the meaning set forth in Section 3.2.

         "Closing Date" shall have the meaning set forth in Section 3.2.

         "Closing Date Balance Sheet" shall mean the unaudited, pro forma balance sheet of APL's Business prepared in accordance with GAAP, as of the close of business on the Closing Date, which shall be derived from and consistent with the audited balance sheet of APL's Business as of December 31, 1999 included as part of the Audited Financial Statements.

         "Closing Date Stockholder's Equity" shall mean the total stockholder's equity as reflected on the Closing Date Balance Sheet.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" shall mean the Confidentiality Agreement dated February 16, 2000 among Seller, Buyer and APL.

         "Conveyance Agreement" shall have the meaning set forth in Section 3.1.

         "Disagreement Notice" shall have the meaning set forth in Section 2.3.

         "Disclosure Schedule" shall mean the Disclosure Schedule attached to this Agreement and incorporated herein for all purposes.

         "Effective Date" shall mean March 15, 2000.

         "Employees" shall have the meaning set forth in Section 4.14.

         "Environmental Laws" shall mean all Applicable Laws aimed at abatement of pollution; protection or restoration of the environment; ensuring public safety from environmental hazards; management, storage or control of Hazardous Substances; releases or threatened releases of Hazardous Substances into the environment, including ambient air, surface water and groundwater; and all other Applicable Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transportation of Hazardous Substances, including CERCLA, the Clean Air Act, the Clean Water Act, the Solid Wastes Disposal Act (as amended by the Resource Conservation and Recovery Act), the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Oil Pollution Act, and any regulations issued under each of such statutes, and any state, tribal or local counterparts.

         "Environmental Losses" shall mean any and all Losses (including study, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration or replacement costs, corrective action costs, natural resource damages or business Losses) arising out of, based on, resulting from or alleging (i) the presence, release, threatened release, discharge or emission into the environment of any Hazardous Substances existing or arising on, beneath or above any property, including Claims with respect to other properties based upon Claims relating to migration or emanation (or threatened migration or emanation) of Hazardous Substances from the property to such other properties, whether or not immediately adjacent to the property, (ii) the violation, prior to or as of the Closing Date, of any Environmental Laws involving any property, including Claims with respect to other properties based upon Claims relating to migration or emanation (or threatened migration or emanation) of Hazardous Substances from the property to such other properties, whether or not immediately adjacent to the property, and
(iii) natural resources damages, penalties or fines, property damages or personal injuries (including damages and injuries from exposure to Hazardous Substances) claimed by third parties.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" shall have the meaning set forth in Section 3.1.

         "Excluded Liabilities" shall mean all Liabilities to the extent related to, or incurred in connection with, (i) any assets of Seller and its Affiliates (other than APL, the APL Subsidiaries or Seaway Crude) related to the pipeline industry, either for the transportation of crude oil or petroleum products, (ii) any assets previously owned or controlled by APL or any of its present or former Subsidiaries that were divested or abandoned by APL or any such Subsidiaries or their predecessors prior to Closing, including the Excluded Assets, or (iii) any transactions, businesses, activities, operations, ventures and enterprises related to, or conducted in respect of, the assets described in the foregoing
(i) and (ii).

         "Final Adjusted EBITDA" shall mean the earnings of APL's Business for the year ended December 31, 1999 before (i) income tax, (ii) net interest, including APL's share of Seaway Crude's net interest allocated in accordance with the Seaway Partnership Agreement, (iii) depreciation, depletion and amortization, including APL's share of Seaway Crude's depreciation, depletion and amortization allocated in accordance with the Seaway Partnership Agreement,
(iv) allocated general and administrative expenses of $10.6 million (as such amount may be adjusted as a result of the audit of the Audited Financial Statements) and (v) non-recurring items of the type eliminated in the calculation of EBITDA reflected in the APL Financial Information, all as derived from the Audited Financial Statements.

         "FTC" shall mean the Federal Trade Commission.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

         "Governmental Approval" shall mean any permit, license, franchise, approval, consent, waiver, certification, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law.

         "Governmental Authority" shall mean any federal, tribal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

         "Group" shall have the meaning set forth in Section 8.2.

         "Hazardous Substances" shall mean, collectively, any substance which is identified and regulated (or the cleanup of which can be required), or exposure to which is regulated, under any Environmental Law as of the Closing Date. Without limiting the generality of the foregoing, Hazardous Substances shall include (a) "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," or "contaminants" or other similar identified designations in, or otherwise subject to regulation under, any Environmental Law and (b) petroleum, refined petroleum products and fractions or byproducts thereof, in each case whether in their virgin, used or waste state.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" shall have the meaning set forth in Section 9.7(b).

         "Indemnifying Party" shall have the meaning set forth in
Section 9.7(b).

         "IRS" shall mean the Internal Revenue Service.

         "Liabilities" shall mean obligations, responsibilities and liabilities (whether based in common law or statute or arising under written contract or otherwise, known or unknown, fixed or contingent, real or potential, tangible or intangible, now existing or hereafter arising).

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loss" shall mean any loss, cost, Liability or expense, settlement, damage of any kind, judgment, charge, fee, fine, penalty, court cost and/or attorneys' and administrative fee or disbursement, but excluding a party's indirect corporate and administrative overhead costs.

         "Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, liabilities, results of operations, cash flows or financial condition of APL's Business; provided, however, that Material Adverse Effect shall exclude any change or effect due to (i) changes in the international, national, regional or local wholesale or retail markets for petroleum or petroleum byproducts, (ii) changes in the North American, national, regional or local interstate petroleum or petroleum byproducts pipeline or distribution system markets, (iii) rules, regulations or decisions of a Governmental Authority affecting the interstate petroleum or petroleum byproducts transmission industry as a whole, (iv) changes in Applicable Laws or in the amount or structure of rates or tariffs applicable to APL's Business, (v) changes in weather conditions affecting APL's Business, (vi) changes in economic, regulatory or political conditions generally, (vii) any continuation of an adverse trend or condition disclosed to or otherwise known to Buyer on or prior to the date hereof, (viii) any condition described in the Disclosure Schedule furnished, without amendment or supplement, at the Effective Date, (ix) the public announcement of the transactions contemplated by this Agreement or the consummation of the transactions contemplated hereby and (x) the obligations of the Buyer pursuant to Section 6.13.

         "Merger" shall mean the merger of a subsidiary of BP Amoco p.l.c. into Seller pursuant to the Merger Agreement.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of March 31, 1999, as amended, pursuant to which a subsidiary of BP Amoco p.l.c. was merged into Seller.

         "Order" shall have the meaning set forth in Section 10.2(d).

         "Performance Bonds" shall have the meaning set forth in Section 6.8.

         "Permitted Liens" shall mean:

         (a) Liens for Taxes not yet due and payable, or that may hereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings;

         (b) Liens that are listed or described in Section 1.1 of the Disclosure Schedule;

         (c) Liens in favor of operators, vendors, carriers, warehousemen, repairmen, mechanics, workmen and materialmen and construction or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings;

         (d) workers' or unemployment compensation Liens arising in the ordinary course of business;

         (e) rights of third parties pursuant to easements, rights-of-way, servitudes, surface leases, sub-surface leases, grazing rights, logging rights, ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads and structures relating to APL's Business;

         (f) conditions in any permit, license, or order issued by a Governmental Authority for the ownership and operation of assets used in APL's Business that do not materially impair the ownership or operation of APL's Business; and

         (g) other minor defects and irregularities in title or Liens that are not substantial or material in character, amount or extent.

         "Person" shall mean and include any individual, partnership, joint venture, corporation, limited liability company, trust, estate, joint-stock company, unincorporated entity or association, organization, Governmental Authority or other legal entity.

         "Phillips" shall have the meaning set forth in Section 8.8.

         "Phillips Payment" shall have the meaning set forth in Section 8.8.

         "Post-Closing Surety Bond" shall have the meaning set forth in
Section 6.8.

         "Pre-Closing Period" shall have the meaning set forth in Section 8.2.

         "Present Value Benefit" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for income taxes at all relevant times at the maximum marginal rates) of any income tax benefit.

         "Proceeding Notice" shall have the meaning set forth in Section 8.3.

         "Properties" shall have the meaning set forth in Section 4.16.

         "Purchase Price" shall have the meaning set forth in Section 2.2.

         "Purchased Assets" shall have the meaning set forth in Section 8.1.

         "Recent Date Balance Sheet" shall mean the unaudited, pro forma balance sheet of APL's Business as of December 31, 1999, including descriptive definitions forming a part thereof, attached as Appendix H to this Agreement.

         "Recent Date Stockholder's Equity" shall mean the total stockholder's equity as reflected on the Recent Date Balance Sheet.

         "Respondent" shall have the meaning set forth in Section 12.12.

         "Scheduled Environmental Claim" shall mean any Claim alleging an Environmental Loss arising out of any of the matters or conditions described in
Section 4.21 of the Disclosure Schedule.

         "Scheduled Environmental Loss" shall mean an Environmental Loss arising from a Scheduled Environmental Claim.

         "Seaway" means, unless otherwise specified, at all times prior to the Seaway Restructuring, Seaway Pipeline Company, a Texas general partnership, and at all times following the Seaway Restructuring, Seaway Crude.

         "Seaway Crude" shall have the meaning set forth in the introduction to this Agreement.

         "Seaway Partnership Agreement" shall mean, unless otherwise specified, the Agreement of General Partnership of Seaway Pipeline Company dated March 13, 1995 by and among ASI, Phillips Gas Pipeline Company and Seagas Pipeline Company, as amended.

         "Seaway Products" shall have the meaning set forth in the introduction to this Agreement.

         "Seaway Restructuring" shall have the meaning set forth in the introduction to this Agreement.

         "Seaway Restructuring Agreement" shall mean that Restructuring Agreement of Seaway Pipeline

Company dated the date hereof by and among BP Amoco Seaway Products Pipeline Company, ASI, Phillips Gas Pipeline Company and Seagas Pipeline Company providing for a merger of Seaway Pipeline Company pursuant to which the crude oil pipeline and related assets of Seaway will be allocated to and vested in Seaway Crude and the refined products pipeline and related assets of Seaway will be allocated to and vested in Seaway Products, a copy of which is attached as Appendix I to this Agreement.

         "SEC Financial Statements" shall mean the audited financial statements of APL's Business in such form and covering such periods as may be required by Applicable Law to be filed with the Securities and Exchange Commission by TEPPCO Partners, L.P. or any other Affiliate of Buyer with such filing obligations.

         "Seconded Employees" shall have the meaning set forth in Section 7.1.

         "Seconding Period" shall have the meaning set forth in Section 7.1.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" shall have the meaning set forth in the introduction to this Agreement.

         "Seller Indemnitees" shall have the meaning set forth in Section 9.2.

         "Seller Notice" shall have the meaning set forth in Section 8.8.

         "Seller's Knowledge" shall mean the actual knowledge of the individuals identified on Appendix A, after reasonable inquiry.

         "Seller's Threshold" shall have the meaning set forth in
Section 9.3(a)(i).

         "Services Agreement" shall mean the Services Agreement between Seller and Buyer in substantially the form attached as Appendix G to the Agreement.

         "Shares" shall mean, prior to the APL Conversion, all of the outstanding capital stock of APL and, after the APL Conversion, all of the limited liability company interests of APL.

         "Subsidiary" or "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partner interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Substitute Surety Bond(s)" shall have the meaning set forth in
Section 6.8.

         "Surety Bond(s)" shall have the meaning set forth in Section 6.8.

         "Tax" shall mean (i) any tax, similar charge, fee, impost, levy, custom, duty or other assessment (including income, gross receipts, occupation, profits, unemployment, severance, excise, sales, franchise, real estate, transfer, transfer gain, value-added, use, ad valorem, withholding, payroll, windfall profit, property, production, license, net worth, stamp, documentary, alternative or minimum tax), together with any related Liabilities, penalties, fines, additions to tax or interest imposed by the United States or any Governmental Authority, (ii) all Liability for the payment of any consolidated or combined item of the type described in clause (i) of this definition (including any United States federal consolidated income tax Liability) that is payable as a result of being a member of, and which may be imposed upon, the BP America Group or any other affiliated group (as defined in Section 1504(a) of the Code or other Applicable Law) of which APL is a member under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (iii) all Liability as a result of any obligation under any tax sharing or tax indemnity agreement or arrangement.

         "Tax Returns" shall mean all returns, reports, estimates and information statements relating to, or required to be filed in connection with, any Taxes pursuant to the Applicable Laws of any Governmental Authority.

         "Third Party Claim" shall mean a Claim that is not a Claim by a Buyer Indemnitee or Seller Indemnitee for its own Losses.

         "Transferred Employees" shall have the meaning set forth in
Section 7.1.

         "Transitional Operating Agreement" shall mean the Transitional Operating Agreement between APL and Seller or its designee in substantially the form attached as Appendix F to this Agreement.

         "Unadjusted Purchase Price" shall have the meaning set forth in
Section 2.2.

         "Unscheduled Environmental Claim" shall mean any Claim alleging an Environmental Loss not listed in Section 4.21 of the Disclosure Schedule.

         "Unscheduled Environmental Loss" shall mean an Environmental Loss arising from an Unscheduled Environmental Claim.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq., or under any similar provision of any federal, state, regional, foreign, or local law, rule, or regulation.

         "WARN Obligations" shall have the meaning set forth in Section 7.1.

         1.2 Cross References, Interpretation. References to "Articles" refer to Articles of this Agreement. References to "Sections" refer to Sections and subsections of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the word "including" is used in this Agreement it shall be read to mean "including without limitation." The headings in this Agreement are inserted for convenience only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE 2
                           PURCHASE AND SALE OF SHARES

         2.1 Purchase and Sale of Shares. At the Closing, Seller shall sell, convey, assign transfer and deliver to Buyer, and Buyer shall purchase from Seller, the Shares, upon the terms and subject to the conditions set forth herein.

         2.2 Payment of Purchase Price. At the Closing, Buyer shall pay to Seller, in immediately available funds, by wire transfer, three hundred eighteen million and five hundred thousand U.S. Dollars (U.S.$318,500,000) (the "Unadjusted Purchase Price"), which shall be subject to the adjustment set forth in Section 2.3 and Section 2.4 (as adjusted, the "Purchase Price"). Seller shall designate the account or accounts to Buyer for such wire transfer at least two business days prior to the Closing Date.

         2.3 Post-Closing Stockholder's Equity Adjustment.

         (a) Preparation of the Closing Date Balance Sheet. As soon as practicable after the Closing, and in any event within ninety (90) days following the Closing Date, Seller shall prepare the Closing Date Balance Sheet setting forth the Closing Date Stockholder's Equity.

         (b) Review of Closing Date Balance Sheet. Seller shall submit the Closing Date Balance Sheet, when prepared, to Buyer, along with a certificate signed by an officer of Seller stating that the Closing Date Stockholder's Equity shown on the Closing Date Balance Sheet was calculated in accordance with the terms of this Agreement and GAAP, and consistent with the Recent Date Stockholder's Equity. Buyer shall have the right, with its representatives and accountants, to review the work papers of Seller and its independent accountants used in preparing the Closing Date Balance Sheet and shall have reasonable access to the books, records and personnel of Seller for purposes of verifying the accuracy and fairness of presentation of the Closing Date Balance Sheet.

         (c) Objections to Closing Date Balance Sheet. If Buyer disagrees with the calculation of the Closing Date Stockholder's Equity, it shall, within 30 days after receipt of the Closing Date Balance Sheet, deliver a notice to Seller (the "Disagreement Notice"), setting forth its calculation of the Closing Date Stockholder's Equity and specifying, in reasonable detail, those items or amounts in the Closing Date Balance Sheet and/or Closing Date Stockholder's Equity as to which Buyer disagrees and the reasons for such disagreement. Buyer shall be deemed to have agreed with all items and amounts contained in the Closing Date Balance Sheet and the Closing Date Stockholder's Equity other than those specified in a timely Disagreement Notice. If Buyer does not deliver a Disagreement Notice to Seller within such 30-day period, Buyer shall be deemed to have accepted the Closing Date Balance Sheet and the Closing Date Stockholder's

Equity, whereupon the Closing Date Balance Sheet and the Closing Date Stockholder's Equity shall become final and binding.

         (d) Resolution of Closing Date Balance Sheet Disputes. If a Disagreement Notice is timely delivered to Seller pursuant to this Section 2.3, the parties shall use their good faith efforts to reach agreement on the disputed items or amounts in order to determine the adjustment to the Purchase Price. If the parties do not resolve all disputed items or amounts within thirty
(30) days after delivery of the Disagreement Notice, then the disputed items and amounts will be submitted for determination to a nationally recognized independent accounting firm mutually selected by Buyer and Seller or, if Buyer and Seller cannot agree, as recommended by the independent accountants regularly employed to audit Seller's and Buyer's financial statements. Seller and Buyer may submit to such accounting firm any facts which they deem relevant to the determination. The written report of such accounting firm shall be delivered to Seller and Buyer within thirty (30) days after such disputed items and amounts are submitted to such accounting firm for determination. The determination of such accounting firm shall be final and binding upon Seller and Buyer for all purposes and shall not be subject to challenge before any court of law or arbitration tribunal. Seller and Buyer agree that judgment may be entered upon the determination of such accounting firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Any fees and expenses of Seller's and Buyer's own independent public accountants incurred in connection with their review of the Closing Date Balance Sheet shall be borne by the party retaining such independent public accountants.

         (e) Settlement of Closing Date Stockholder's Equity. If the Closing Date Stockholder's Equity, as finally determined pursuant to this Section 2.3, is less than the Recent Date Stockholder's Equity, then Seller will pay to Buyer, within two business days, by wire transfer of immediately available funds, the amount of such shortfall. If the Closing Date Stockholder's Equity, as finally determined pursuant to this Section 2.3, is greater than the Recent Date Stockholder's Equity, then Buyer will pay to Seller, within two business days, by wire transfer of immediately available funds, the amount of such excess. Such payment shall be deemed an adjustment of the purchase price in
Section 2.2. For purposes of preparing the Closing Date Balance Sheet, the change in total stockholder's equity will include the net change in intercompany accounts. During the period from December 31, 1999 through the Closing Date, intercompany accounts will, in part, (i) increase by contributions of cash and capital by Seller and (ii) decrease by cash or other distributions to Seller. In determining the difference, if any, between the Closing Date Stockholder's Equity and the Recent Date Stockholder's Equity, any change in tax liability from that reflected on the Recent Date Balance Sheet, except for provisions made in the ordinary course related to income earned since the date of the Recent Date Balance Sheet, shall be ignored.

         2.4 Post-Closing EBITDA Adjustment. If the Final Adjusted EBITDA is less than $47.3 million, then Seller will pay to Buyer, by wire transfer of immediately available funds, an amount equal to the product of (i) five (5) and
(ii) the amount of such shortfall. Payment shall be made on the date that the settlement of the Closing Date Stockholder's Equity occurs, or if no such settlement is to be made, within two business days of the final determination pursuant to

Section 2.3 of the Closing Date Stockholder's Equity. The financial items derived from the Audited Financial Statements and used in the calculation of the Final Adjusted EBITDA (other than any changes in the items described in clause
(v) of the definition of Final Adjusted EBITDA from the amount of such items in the APL Financial Information) shall be final and binding on both parties, absent manifest error in the treatment in the Audited Financial Statements of the transfer of the Excluded Assets to Seller or its designee and the consummation of the other transactions contemplated by Section 3.1. Any disagreements involving changes in the items described in clause (v) shall be resolved in the same manner as provided in Section 2.3 for disagreements concerning the calculation of the Closing Date Stockholder's Equity.

                                    ARTICLE 3
                                     CLOSING

         3.1 Other Transactions. Immediately prior to the Closing, (a) APL shall assign, transfer and deliver to Seller or its designee the assets and liabilities listed on Appendix B held by APL (subject to the prior sale or transfer of such assets as permitted by Section 6.2(b)) and (b) the Seaway Restructuring will be effected pursuant to the Seaway Restructuring Agreement. The assets assumed, transferred and delivered to Seller or its designee pursuant to clause (a) above and the assets allocated to and vested in Seaway Products in the Seaway Restructuring are collectively referred to herein as the "Excluded Assets." For U.S. federal income tax purposes, the actual and deemed transfers made pursuant to the preceding sentence, including the Seaway Restructuring and the ASI Conversion and the APL Conversion, are intended to constitute distributions of assets in complete liquidation of ASI and APL to which Section 332 of the Code applies. The transfers of assets pursuant to clause (a) above shall be made pursuant to a Conveyance and Assignment Agreement in form reasonably satisfactory to Buyer (the "Conveyance Agreement") in which APL shall transfer all of its right, title and interest in such assets to Seller or its designee. Seller shall execute an Assumption Agreement in form reasonably satisfactory to Buyer (the "Assumption Agreement") pursuant to which Seller shall (i) expressly assume, or guarantee the assumption by its designee of, and agree to pay, perform and otherwise discharge in full each of the Excluded Liabilities, and (ii) to the extent dischargeable by Seller or any of its Affiliates, fully and unconditionally release APL from each of such Excluded Liabilities.

         3.2 Closing Date. The closing ("Closing") of the transactions contemplated herein, including the purchase and sale of the Shares, shall take place at the offices of Baker Botts L.L.P. located at 910 Louisiana, Houston, Texas 77002 at 10:00 A.M., local time, on the later to occur of (a) the third business day following the satisfaction or waiver of all conditions to Closing set forth in Section 10.1 and Section 10.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver at or prior to the Closing of all such conditions) and (b) the tenth calendar day following the consummation of the Merger, or at such other place or time as the parties may mutually agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

         3.3 Seller's Deliveries. Seller shall deliver, or cause to be delivered, to Buyer at the Closing the following:

         (a) the limited liability company interests in APL and ASI;

         (b) all minute books and other organizational books and records of APL and the APL Subsidiaries;

         (c) a copy, certified as of the Closing Date, by Seller's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of Seller, authorizing the transactions contemplated by this Agreement;

         (d) a copy, certified as of the Closing Date, by APL's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of APL, authorizing the transactions contemplated by this Agreement, including the transactions referred to in Article 3;

         (e) certificates of good standing for Seller, APL and the APL Subsidiaries in the State of Delaware, and certificates of good standing in each foreign jurisdiction in which APL and the APL Subsidiaries are qualified to do business, as certified as of a recent date by the Secretary of State of the State of Delaware or other appropriate authority of such foreign jurisdictions, as the case may be;

         (f) the opinion of counsel to Seller required by Section 10.1(d);

         (g) a copy of the certificate of incorporation for Seller and copies of the certificate of conversion of APL and the APL Subsidiaries, all as certified as of a recent date by the Secretary of State of the State of Delaware;

         (h) copies of the bylaws of Seller and the limited liability company agreements of APL and the APL Subsidiaries, as in effect on the Closing Date, certified by the Secretary or the Assistant Secretary of Seller, APL and the APL Subsidiaries, as the case may be;

         (i) certificates of the Secretary or Assistant Secretary of Seller, as the case may be, certifying as of the Closing Date as to the incumbency and signatures of the officer(s) of Seller authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

         (j) certificates dated the Closing Date of officers of Seller stating that the representations and warranties of Seller set forth herein remain true and correct in all respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specific date which shall be true and correct in all respects as of such date), except for any breach or breaches of such representations and warranties that would not individually or in the aggregate have a Material Adverse Effect, and that all covenants and obligations to be complied with and performed by Seller on or prior to the Closing Date have been substantially complied with or performed, except for any breach or breaches of such covenants and obligations that would not individually or in the aggregate have a Material Adverse Effect;

         (k) the written resignations of all directors of APL and the APL Subsidiaries unless Buyer and any director agree to such director's remaining in office;

         (l) an executed counterpart of the Transitional Operating Agreement;

         (m) an executed counterpart of the Services Agreement; and

         (n) executed copies of the Seaway Restructuring Agreement and the exhibits thereto.

         3.4 Buyer's Deliveries. Buyer shall deliver, or cause to be delivered, to Seller at the Closing the following:

         (a) the Unadjusted Purchase Price in the manner and amount specified in
Section 2.2;

         (b) a copy, certified as of the Closing Date by Buyer's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of Buyer, authorizing the transactions contemplated by this Agreement;

         (c) a certificate of good standing for Buyer in its jurisdiction of incorporation, as certified as of a recent date by the Secretary of State or other appropriate authority of such jurisdiction;

         (d) the opinion of counsel to Buyer required by Section 10.2(f);

         (e) a copy of the certificate of conversion of Buyer, as certified as of a recent date by the Secretary of State or other appropriate authority of its jurisdiction of incorporation;

         (f) a copy of the regulations or bylaws of Buyer as in effect on the Closing Date, certified as of the Closing Date by the Secretary or Assistant Secretary of Buyer;

         (g) a certificate of the Secretary or Assistant Secretary of Buyer, as the case may be, certifying as of the Closing Date as to the incumbency and signatures of the officer(s) or representatives of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

         (h) certificates dated the Closing Date of an officer of Buyer stating that the representations and warranties of Buyer set forth herein remain true and correct in all material respects at and as of the Closing Date with the same effect as though made on and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date) and that all obligations and covenants required by this Agreement to be complied with or performed by Buyer prior to or at the Closing have been complied with or performed in all material respects;

         (i) an executed counterpart of the Transitional Operating Agreement;
and

         (j) an executed counterpart of the Services Agreement.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         4.1 Organization and Good Standing of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority. Seller has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4.3 Organization, Good Standing and Qualification of APL and the APL Subsidiaries. At the date hereof, each of APL and the APL Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Following the ASI Conversion and the APL Conversion, each of ASI and APL will be a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. At the date hereof, each of APL and the APL Subsidiaries is duly authorized, qualified or licensed to do business as a foreign corporation, and following the ASI Conversion and the APL Conversion, each of APL and the APL Subsidiaries will be duly authorized, qualified or licensed to do business as a foreign limited liability company, in each case in good standing in each of the jurisdictions in which its right, title or interest in or to any of the assets held by it or the business conducted by it requires such authorization, qualification or licensing, except in such jurisdictions where the failure to be so authorized, qualified, licensed or in good standing would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.4 Corporate Records. The copies of the certificate of incorporation and bylaws or other organizational documents of Seller, APL and the APL Subsidiaries that have been delivered to Buyer or that will be delivered to Buyer prior to Closing are complete and correct as of the date hereof.

         4.5 No Violations. Except as set forth in Section 4.5 of the Disclosure Schedule, the execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provisions of the certificate or articles of incorporation or bylaws or similar organizational documents of Seller, APL or the APL Subsidiaries; (ii) result in the breach or termination of, or otherwise give any other Person the right to terminate or accelerate the performance required by, or constitute a default under

(whether with notice or lapse of time or both), any mortgage, indenture, deed of trust, lease, license, commitment or other agreement or instrument or any order, judgment or decree to which Seller, APL or an APL Subsidiary is a party or by which any of their respective properties or assets are bound; (iii) violate any Applicable Law applicable to Seller, APL or an APL Subsidiary or their respective properties or assets; (iv) result in any third party having the right to exercise a preferential right of purchase or right to purchase upon a change of control under any contract referenced in Section 4.13(e) or (f); or (v) result in the creation of any Lien upon any assets of APL or an APL Subsidiary, except in each such case for such violations, breaches, terminations and defaults which would not have and would not reasonably be expected to have a Material Adverse Effect.

         4.6 Approvals, Consents and Other Actions. Except (i) with respect to any filings required under the HSR Act, (ii) as contemplated by this Agreement,
(iii) the FTC's final approval of any applicable consent order providing for Seller's divestiture of APL in connection with the Merger or (iv) as set forth in Section 4.6 of the Disclosure Schedule, no Governmental Approval or consent of any third party is required to be made or obtained by or with respect to Seller in connection with the execution, delivery and performance of this Agreement by Seller except for such Governmental Approvals or consents of any third party the failure of which to obtain would not have and would not reasonably be expected to have a Material Adverse Effect.

         4.7 Title to the Shares. Seller holds of record and owns beneficially, and will transfer or cause to be transferred to Buyer on the Closing Date, the Shares, and, upon delivery to Buyer at the Closing of assignment documents in accordance with Section 3.3(a), registration of the transfer of the Shares on the books of APL and payment of the Unadjusted Purchase Price therefor, Seller will transfer to Buyer valid title to the Shares, free and clear of any Liens.

         4.8 Capitalization. As of the date hereof, the capitalization of APL and the APL Subsidiaries is set forth in Section 4.8 of the Disclosure Schedule. At the Closing, all of the outstanding limited liability company interests of APL and the APL Subsidiaries will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable and none of such limited liability company interests will be held in treasury. There are no outstanding subscriptions, options, warrants, calls or rights of any kind to acquire any shares of any class of securities or any securities convertible into any shares of any class of securities of APL or the APL Subsidiaries, nor are there any obligations to issue any such options, warrants, calls, rights or securities. There are no restrictions of any kind on the transfer of the Shares, except as may be imposed by Applicable Law. Except as set forth in Section 4.8 of the Disclosure Schedule and after giving effect to the transactions contemplated by
Section 3.1, none of APL or the APL Subsidiaries owns any capital stock or other interest in any other Person nor are APL or any of the APL Subsidiaries subject to any obligations to make any investment in any other Person. APL owns all of the capital stock of ASI, free and clear of all Liens, except Permitted Liens and, at the Closing, APL will own all of the limited liability company interests of ASI, free and clear of all Liens, except Permitted Liens

         4.9 Financial Statements. The Audited Financial Statements to be delivered in accordance with Section 6.15 shall be prepared in accordance with GAAP, consistently applied during the periods involved. The Recent Date Balance Sheet (including the notes thereto) fairly presents the financial position of APL's Business as of December 31, 1999, and each consolidated statement of income and of cash flows included among the Audited Financial Statements (including the notes thereto) will fairly present the results of operations and cash flows of APL's Business for the year ended December 31, 1999. The financial income statement and cash flow data of APL attributable to the APL Business (prior to the effects of the Seaway Restructuring) furnished by Seller to Buyer on schedules dated February 29, 2000, as amended March 2, 2000, and the financial income statement data of APL attributable to the APL Business furnished by Seller to Buyer on schedules dated May 9, 2000, in each case for the year ended December 31, 1999 (collectively, the "APL Financial Information") (i) are accurately derived, in all material respects, from financial statements of APL covering such periods prepared in accordance with GAAP consistently applied during the periods and (ii) accurately correspond, in all material respects, with financial data of the APL Business that would be derived from financial statements of the APL Business covering such periods prepared in accordance with GAAP consistently applied during the periods involved, had such financial statements been prepared for the APL Business on a division basis. The year 2000 budget financial data contained in the APL Financial Information and the year 2000 budget financial data for Seaway Crude and Seaway Products prepared on May 8, 2000 were based upon the application of reasonable assumptions of management of APL. The unaudited financial statements of Seaway Crude as of and for the year ended December 31, 1999, an accurate copy of which was delivered to Buyer, were prepared in accordance with GAAP consistently applied during such period.

         4.10 Absence of Undisclosed Liabilities. Except as set forth in Section
4.10 of the Disclosure Schedule, neither APL nor any of the APL Subsidiaries has any Liabilities relating to or arising out of the operation or conduct of APL's Business prior to Closing that is of a nature required under GAAP to be disclosed, reflected or reserved against in the Audited Financial Statements, other than (i) Liabilities disclosed, reflected or reserved against on the Audited Financial Statements, including the notes thereto, (ii) Liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practice of APL's Business and not in violation of this Agreement,
(iii) Excluded Liabilities and (iv) Liabilities that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.11 No Material Changes. Except as set forth in Section 4.11 of the Disclosure Schedule, since December 31, 1999, there has not occurred with respect to APL's Business (a) any Casualty or Condemnation Loss which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) any other event, occurrence or development which in any such case has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section
4.11 of the Disclosure Schedule, since December 31, 1999, APL has conducted its business in the ordinary course consistent with its past practice and Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.2.

         4.12 Tax Matters. Except as set forth in Section 4.12 of the Disclosure Schedule and except as would not have, individually or in the aggregate, a Material Adverse Effect:

         (a) Seller, APL, Seaway and the APL Subsidiaries have (or will have by the Closing Date) caused to be correctly and completely prepared and timely filed (taking into account any extensions) with the appropriate Governmental Authorities all Tax Returns, information returns or statements and reports required to be filed on or before the Closing Date by or with respect to APL, Seaway or any APL Subsidiary.

         (b) All Taxes due on each Tax Return filed on or before the Closing Date by or with respect to APL, Seaway or any APL Subsidiary have been or will be timely paid in full.

         (c) Seller has not received and does not have any knowledge of any notice of deficiency or assessment or proposed deficiency or assessment with respect to APL, Seaway, any APL Subsidiary or any properties of APL, Seaway or any APL Subsidiary from any Tax authority.

         (d) There is no pending action, suit, claim, proceeding or investigation, and, to Seller's Knowledge, no action, suit, claim, proceeding or investigation has been threatened by, any Governmental Authority for the assessment or collection of Taxes with respect to APL, Seaway or any APL Subsidiary and no basis exists therefor.

         (e) There are no outstanding agreements or waivers by or with respect to APL, Seaway or any APL Subsidiary that extend the statutory period of limitations applicable to any Tax Returns or the payment of, or assessment of any Tax for any period.

         (f) APL and the APL Subsidiaries are (i) members of the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which BP America Inc. is the "common parent" and (ii) included in the consolidated federal income tax return filed by BP America Inc. with respect to such affiliated group (the "BP America Group").

         (g) Neither APL nor any APL Subsidiary is a party to, is bound by or has any obligation under any Tax sharing, indemnity or allocation agreement or similar agreement or arrangement.

         (h) Seller is not a foreign person within the meaning of Section 1445 of the Code.

         (i) All monies required to be withheld by APL, Seaway and any APL Subsidiary from employees for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective Taxing authorities, set aside in accounts for such purpose, or accrued, received against and entered on the books of Seller.

         (j) Each of APL and the APL Subsidiaries was from the date of inception and prior to the APL Conversion and ASI Conversion properly treated as a corporation pursuant to Section 7701(a)(3) of the Code and any corresponding provision of state and local law and, following the

APL Conversion and the ASI Conversion, and will be treated as a disregarded entity for Tax purposes pursuant to Treasury regulation Section 301.7701-3(a) at the Closing Date.

         4.13 Material Contracts. Section 4.13 of the Disclosure Schedule lists all material contracts and agreements and all documents evidencing rights of or commitments by APL and the APL Subsidiaries to which APL or an APL Subsidiary is a party or its property or assets are bound as of the Closing Date that relate to APL's Business.

         For purposes of this Agreement, the following constitutes a material contract, agreement, or document:

         (a) any indenture, note, loan or credit agreement relating to the borrowing of at least $1 million or to the direct or indirect guaranty or assumption of the obligation of any other Person of more than $1 million;

         (b) any contract involving the payment or receipt during the twelve months ended December 31, 1999 of an amount in excess of $1 million or that is expected to involve the payment or receipt during the twelve months ended December 31, 2000 of an amount in excess of $1 million;

         (c) any lease of personal property having a fair market value in excess of $1 million;

         (d) any joint venture, partnership or similar organizational contract involving a sharing of profits or losses relating to all or any portion of APL's Business;

         (e) any contract granting a third party a preferential right of purchase of an asset of APL's Business having a fair market value in excess of $1 million; or

         (f) any contract giving a third party rights to buy from or sell to APL or an Affiliate of APL assets or stock with a fair market value in excess of $1 million upon a change of control or a change in ownership of APL.

Except as set forth in Section 4.13 of the Disclosure Schedule, each such contract, agreement and document is in full force and effect according to the terms of each respective instrument, and APL has complied in all respects with all requirements in connection therewith, except such requirements as would not have a Material Adverse Effect, and there is not under any such contract, agreement or document, any existing breach or default (or event that, with notice, lapse of time or both, would constitute a breach or default) by APL or an APL Subsidiary, except such events as would not have a Material Adverse Effect.

         4.14 Employee Benefit Plans. Section 4.14 of the Disclosure Schedule sets forth a list of all "employee benefit plans" as defined in Section 3 of ERISA, and any other pension or retirement, savings, profit sharing, deferred compensation, stock option (including restricted or performance units), severance, vacation, medical, vision, dental, long-term disability, life insurance, group accident, occupational death, business travel, long-term care, educational assistance, floating holiday, personal business, gainshare, bonus, financial counseling, welfare or sick leave or other employee benefit plan, procedure, policy or practice of any nature, as well as any employment, consulting, engagement or retention agreement or agreements, and any trust or funding mechanism for each plan or arrangement described above covering employees of APL and the APL Subsidiaries and any employees of Seller whose employment is related primarily to one or more of the businesses of APL (collectively, the "Employees"). Eligible Employees participate in employee benefit plans, as defined by Section 3 of ERISA, maintained by Seller. APL does not maintain any such employee benefit plans.

         4.15 Labor Matters. Except as set forth in Section 4.15 of the Disclosure Schedule, (a) neither APL nor any APL Subsidiary is a party to or bound by the terms of any collective bargaining agreement with any labor union or association, (b) there are no formal negotiations, demands or proposals that are pending or have been recently conducted or made with or by any labor union or association, and (c) there are no pending strikes, work stoppages or material labor disputes involving APL or any APL Subsidiary.

         4.16 Real Property and Assets.

         (a) Section 4.16 of the Disclosure Schedule sets forth a list of all real property, leaseholds and other interests in real property that will be held by APL and the APL Subsidiaries at the Closing Date (other than easements, licenses or rights-of-way involving annual payments of less than $10,000 each), except those real properties, leaseholds and other interests in real property where the failure to hold would not, individually or in the aggregate, have a Material Adverse Effect (the "Properties"). Except as set forth in Section 4.16 of the Disclosure Schedule, APL and the APL Subsidiaries will hold, as of the Closing Date, an interest in the real property described in Section 4.16 of the Disclosure Schedule sufficient to permit APL and the APL Subsidiaries to operate their businesses in the ordinary course and consistent with past practices, according to the terms of the instrument, conveyance or document creating such interest, free and clear of all Liens, except Permitted Liens, and APL and the APL Subsidiaries have good and indefeasible title to each of the Properties, except for Permitted Liens.

         (b) Except as set forth in Section 4.16 of the Disclosure Schedule, each of the leases, subleases, easements, licenses and agreements described in
Section 4.16 of the Disclosure Schedule is in full force and effect according to the terms of each respective instrument, except where such failure to be in full force and effect would not have a Material Adverse Effect, and to Seller's Knowledge, each holder of such leases, subleases, easements, licenses and agreements has complied with all requirements in connection therewith, except where such noncompliance would not have a Material Adverse Effect, and there is not under any such lease, sublease, easement, license or agreement, any existing breach or default (or event that, with notice, lapse of time or both, would constitute a breach or default) by APL or the APL Subsidiaries, except for such breaches or defaults that would not have a Material Adverse Effect.

         (c) The tangible assets owned or leased by APL immediately prior to the Closing and after the consummation of the transactions contemplated by Section
3.1 constitute all the tangible assets used in or necessary to conduct the APL Business and such tangible assets will continue to be owned or leased by APL immediately after the Closing. The tangible assets of APL that are currently in service and operated in connection with the APL Business are in reasonable condition for age and service, except for (i) ordinary wear and tear,
(ii) assets scheduled for sale, obsolescence or abandonment or (iii) matters or conditions that would not have, individually or in the aggregate, a Material Adverse Effect.

         4.17 Bank Accounts. Section 4.17 of the Disclosure Schedule sets forth the name of each bank, savings and loan or other financial institution in which APL and the APL Subsidiaries have any account or safe deposit box.

         4.18 Insurance Policies. Section 4.18 of the Disclosure Schedule lists all currently effective policies of insurance issued by third-party insurers, including amounts of coverage thereof, that are maintained by Seller for the benefit of APL and the APL Subsidiaries or by APL for which APL is named as an insured party, in each case as of the Closing Date. Except as set forth in
Section 4.18 of the Disclosure Schedule, such policies are in full force and effect and all premiums due have been paid.

         4.19 Legal Proceedings. Except as set forth in Section 4.19 of the Disclosure Schedule, there are no Claims pending or, to Seller's Knowledge, threatened in writing against APL or the APL Subsidiaries before any Governmental Authority (i) seeking to prevent or delay the Closing or (ii) which would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.20 Compliance with Laws. To Seller's Knowledge, APL's Business is being operated in compliance with all Applicable Laws, except for such non-compliance which would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.20 of the Disclosure Schedule, neither APL nor any of the APL Subsidiaries has received any notice from any Governmental Authority that the operations of APL's Business are being conducted in violation of any Applicable Law, which violation would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To Seller's Knowledge, there are no investigations or reviews pending or threatened by any Governmental Authority relating to any alleged violation arising out of the operation of APL's Business, which violation would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.20 of the Disclosure Schedule, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Authority against APL or an APL Subsidiary that relates to APL's Business that has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.21 Environmental Matters. Except as listed in Section 4.21 of the Disclosure Schedule, to the best of Seller's Knowledge and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) APL and the APL Subsidiaries are conducting APL's Business in compliance with all Environmental Laws; (ii) with respect to APL's Business, neither APL nor the APL Subsidiaries has filed, and neither APL nor the APL Subsidiaries has received notice that any other Person has filed, any notice under Applicable Law indicating that APL or any of the APL Subsidiaries is responsible for the release into the environment or the improper storage of any amount of any Hazardous Substance or that any such Hazardous Substance has been released or is improperly stored upon any property of either APL or any of the APL Subsidiaries; (iii) with respect to APL's Business, neither APL nor the APL Subsidiaries otherwise has any Liability in connection with any violation of Environmental Laws or in connection with the release or threatened release into the environment or the improper storage of any Hazardous Substance (including offsite disposal and releases); (iv) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operations of APL's Business (including the business of any predecessor to APL and the APL Subsidiaries), including present or past treatment, storage, disposal or release of a Hazardous Substance into the environment, have been duly obtained or filed, and each of APL and the APL Subsidiaries is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (v) with respect to APL's Business, no Claims are pending or threatened by third parties, including employees, against APL or the APL Subsidiaries alleging liability for exposure to Hazardous Substances; and (vi) none of the Properties is listed on the National Priority List pursuant to CERCLA or on any similar list pursuant to any state Environmental Laws.

         4.22 Governmental Approvals. Section 4.22 of the Disclosure Schedule lists all material Governmental Approvals issued or granted, as of the Closing Date, to APL and the APL Subsidiaries by Governmental Authorities in connection with the operation of APL's Business. Except as set forth in Section 4.22 of the Disclosure Schedule, each of the Governmental Approvals listed in Section 4.22 of the Disclosure Schedule is in full force and effect according to the material terms of each instrument, each holder of such Governmental Approvals has complied with all material requirements in connection therewith, and there is not under any such Governmental Approvals any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by APL or an APL Subsidiary.

         4.23 Broker Liability. With respect to any broker, finder or similar consultant, retained by, or acting on behalf of Seller or its Affiliates in connection with this Agreement or the transactions contemplated hereby, Seller shall be solely responsible and liable for any brokerage, finder's or similar consultant's fee or other commission in respect of such broker, finder or similar consultant.

         4.24 Disclaimer of Certain Representations and Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING THE APPENDICES HERETO, THE DISCLOSURE SCHEDULE AND ANY CERTIFICATE FURNISHED IN CONNECTION WITH THIS AGREEMENT), SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATIONS OR WARRANTIES RELATING TO (A) THE TITLE TO ANY PROPERTIES, (B) THE VALUE OF APL'S BUSINESS OR ANY OF THE ASSETS OF APL, THE APL SUBSIDIARIES AND SEAWAY, (C) THE MAINTENANCE, REPAIR, CONDITION, DESIGN, PERFORMANCE OR MARKETABILITY OF ANY ASSETS OF APL, THE APL SUBSIDIARIES AND SEAWAY, INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (D) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES IN, UNDER OR

ON, OR DISPOSED OF OR DISCHARGED FROM, THE ASSETS OF APL, THE APL SUBSIDIARIES OR SEAWAY, OR (E) ANY INFRINGEMENTS BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING THE APPENDICES HERETO, THE DISCLOSURE SCHEDULE AND ANY CERTIFICATE FURNISHED IN CONNECTION WITH THIS AGREEMENT), SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION OR WARRANTY OTHERWISE MADE OR COMMUNICATED (ORALLY OR IN WRITING) (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER HERETO BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF SELLER AND ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO BUYER HERETO OR BUYER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ADVISORS IN CERTAIN "DATA ROOMS," MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT).

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

             Buyer represents and warrants to Seller as follows:

         5.1 Organization and Good Standing. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         5.2 Authority. Buyer has full company power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         5.3 No Violations. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) violate any of the provisions of the certificate of conversion, limited liability company agreement, regulations or bylaws or similar organizational documents of Buyer; (ii) result in the breach or termination of, or otherwise give any other Person the right to terminate or accelerate the performance required by, or constitute a default under (whether with notice or lapse of time or both), any mortgage, indenture, deed of trust, lease, license, commitment or agreement or instrument or any order, judgment or decree to which Buyer is a party or by which any of its properties or assets are bound; (iii) violate any Applicable Law applicable to Buyer or its properties or assets; or
(iv) result in the creation of any Lien upon any assets of Buyer except for such violations, breaches, terminations and defaults which would not have and would not reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, results of operations, cash flows or financial condition of Buyer's business.

         5.4 Approvals and Consents. Except with respect to any filings required under the HSR Act, no Governmental Approval or any consent by a third party is required to be made or obtained by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement by Buyer.

         5.5 Financial Capability. Buyer has the financial capability to perform all of its obligations under this Agreement, and Buyer has available all funds necessary to pay the Purchase Price and any other amounts contemplated by this Agreement.

         5.6 Accredited Investor. Buyer is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

         5.7 Investment Intent. Buyer is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction that would be in violation of the securities laws of the United States or any state thereof. Buyer acknowledges that the Shares have not been registered or qualified under, and are sold in reliance upon an exemption from the registration requirements of, the Securities Act and any applicable state securities or "Blue Sky" laws, and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under the Securities Act and any applicable securities or "Blue Sky" laws of any state or an exemption from such registration is available.

         5.8 Buyer's Inquiry. Buyer and its representatives have reviewed or received copies of, or had the opportunity to review, including in a data room maintained by Seller, such information from Seller and APL as they have requested, and have had the opportunity to make such inquiry of representatives of Seller and APL as they deem appropriate. Buyer acknowledges that prior to the Effective Date, Seller has caused APL to give Buyer and its authorized representatives reasonable access to the employees, offices, properties and a data room containing certain books and records of APL and the APL Subsidiaries, has permitted Buyer to make inspections of and tour APL's facilities and has furnished Buyer with certain financial and operating data and other information with respect to the business, assets, properties, operations, liabilities and obligations of APL and the APL Subsidiaries. In entering into this Agreement, Buyer has relied on its ability to make an independent investigation of and judgment with respect to APL's Business and the advice of its own legal, tax, economic, environmental, engineering and financial advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by Seller or APL.

         5.9 Broker Liability. With respect to any broker, finder or similar consultant, retained by, or acting on behalf of Buyer, in connection with this Agreement or the transactions contemplated hereby, Buyer shall be solely responsible and liable for any brokerage, finder's or similar consultant's fee or other commission in respect of such broker, finder or similar consultant.

                                    ARTICLE 6
                     COVENANTS AND AGREEMENTS OF THE PARTIES

         6.1 Access to Information.

         (a) Between the Effective Date and Closing, Seller shall give, and shall cause its Affiliates to give, Buyer full access at reasonable times to the premises, books, records, contracts, assets and accounts of APL and the APL Subsidiaries related to APL's Business and will make reasonably available to Buyer at a reasonable place and time, the officers and employees and independent accountants of APL for interviews to verify all information furnished to it and to otherwise become familiar with APL's Business; provided that in no event shall APL be required to disclose (i) any information regarding its business model, strategies or customers (except customer contracts) that would materially compromise its ability to compete if this Agreement is terminated for any reason or (ii) any shipper information (including shipper information contained in customer contracts) protected from disclosure by the Interstate Commerce Act. Notwithstanding anything to the contrary in the Confidentiality Agreement, each party will continue to be bound by its obligations in the Confidentiality Agreement, and nothing in this Agreement shall be construed as impairing or otherwise limiting the obligations assumed by the parties therein. The parties shall, to the extent reasonably possible, minimize disruption of the normal day-to-day business routine of any office or facility within APL's Business.

         (b) After the Closing, Buyer shall, at its own expense or at the expense of APL, cause APL to preserve and keep, or transport to a storage site of its own selection where it shall preserve and keep, the books and records of APL and the APL Subsidiaries obtained by Buyer or retained by APL, including financial or business transaction records, books of original entry, tax records and supporting documents, for a period of seven years from the Closing Date or such longer period if required under Applicable Laws. Within 60 days after the Closing, Seller shall provide Buyer with a list or inventory of the document types and inclusive dates of the records transmitted to Buyer or retained by APL. Buyer shall make or shall cause APL to make such acquired or retained records as are dated up to the Closing Date and included in the inventory provided by Seller, including the general ledger, available to Seller as may be reasonably requested by Seller in connection with, among other things, any of Seller's financial reporting or Tax filing obligations, for a period of seven years from the Closing Date or such longer period if required under Applicable Laws. For a period of 10 years after the Closing Date, Buyer shall notify Seller in writing, on an annual basis, of the document types and, if applicable, inclusive dates of any such retained records, that it or APL intend to destroy during the following one-year period. If Seller desires access to such records for a period of time longer than specified in Buyer's annual notice, Seller shall notify Buyer in writing, not more than 60 days following Seller's receipt of Buyer's annual notice, of its desire to retain such records, and Buyer shall deliver, or cause APL to deliver, such records to Seller. If Seller does not notify Buyer of its desire to retain records within such 60-day period, Buyer or APL may dispose of such records according to prudent records management practices in the ordinary course of business.

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
         (c) The parties hereby acknowledge that any in-house counsel of APL or Seller who are Employees and who participated in the preparation, negotiation or consummation of this Agreement or the transactions contemplated hereby were providing legal representation for Seller and, notwithstanding any other provision of this Agreement, neither APL or Seller nor such counsel shall be required to disclose under any circumstance any information or documents covered by the attorney-client privilege or the work-product doctrine as such information or documents were developed in the course of such representation. All such information and documents shall remain the sole and exclusive property of Seller.

         6.2 Conduct of the Business Pending the Closing.

         (a) Except as expressly provided otherwise in this Agreement, Seller shall cause APL and the APL Subsidiaries to (i) conduct APL's Business in the ordinary course consistent with its past practice and (ii) use their commercially reasonable best efforts to maintain the assets of APL's Business in substantially the same condition (except normal wear and tear) existing on the Effective Date and to maintain the services of, and with respect to APL's Business, good relations with, APL's customers and suppliers.

         (b) Except as expressly provided otherwise in this Agreement, including the transactions contemplated by Section 3.1 and the ASI Conversion and APL Conversion, Seller shall cause APL and the APL Subsidiaries not to take any of the following actions:

                  (i) incur, assume or guarantee any indebtedness or make any loans, advances or capital contributions to or investments in any other Person, in each case other than in the ordinary course of business consistent with its past practice;

                  (ii) sell, transfer, pledge or otherwise dispose of any property that is used or held for use in APL's Business, except for sales of inventory (unless otherwise agreed by Buyer in writing) and the sale, transfer or other disposition of uneconomic or obsolete equipment in the ordinary course of business consistent with its past practice;

                  (iii) except for transfers of cash in the ordinary course of business under Seller's cash management program, including daily sweeps of substantially all cash to Seller, or as otherwise provided by this Agreement, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividends or other distributions in respect of its capital stock or redeem, purchase or otherwise acquire any of its capital stock;

                  (iv) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents or amend any of the terms of any such securities or agreements;

                  (v) cancel or compromise any indebtedness owed to it or waive any claims or rights except in the ordinary course of business consistent with its past practice;

                  (vi) make any capital expenditure or commitment in excess of $5 million individually or $25 million in the aggregate, except as required by Applicable Law;

                  (vii) make any change in any method of accounting or keeping of books of account or accounting practices or principles, except as required by Applicable Law;

                  (viii) except as set forth in Section 4.13 of the Disclosure Schedule and except in the ordinary course of business consistent with its past practice, enter into, materially modify, amend or terminate, or waive any material rights under, any contract listed on Section 4.13 of the Disclosure Schedule;

                  (ix) close any facilities which are material to the financial condition, results of operations or business of APL's Business;

                  (x) amend the charter documents or other governing instruments of, or cause the liquidation or dissolution of, or fail to preserve the existence of, APL or any of the APL Subsidiaries; or

                  (xi) mortgage, pledge or subject to any Lien any assets included in APL's Business, except for Permitted Liens.

For the avoidance of doubt, none of the covenants set forth in this Section 6.2 are intended to or shall impose any restriction on the operations of APL or its Affiliates' activities that are not related to APL's Business; specifically, APL may sell or transfer any Excluded Assets prior to Closing and any cash or other proceeds from such sale or transfer shall constitute Excluded Assets.

         6.3 Notification. Between the Effective Date and the Closing Date, Seller and Buyer will each, promptly upon becoming aware thereof, notify the other in writing of any fact or condition that causes or constitutes a breach of any of the other party's representations and warranties made as of the Effective Date or that impairs the party's ability to perform its obligations under this Agreement or of any default in the other party's performance of its covenants and agreements herein.

         6.4 Antitrust Notification. If such filings are required, Seller and Buyer shall, as promptly as practicable, but in no event later than ten business days after the Effective Date, file with the FTC and the Antitrust Division the notification and report form required for the transactions contemplated by this Agreement pursuant to the HSR Act. Seller and Buyer shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act. Seller and Buyer shall use commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain as promptly as practicable any clearance required under the HSR Act for the purchase and sale of the Shares. Any filing fees relating to filings under the HSR Act shall be borne by Buyer.

         6.5 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall bear their own fees and expenses incurred in connection with this Agreement (including fees and expenses of their respective investment bankers) and in connection with all obligations required to be performed by each of them under this Agreement.

         6.6 Publicity. The parties hereto agree to consult with one another prior to the issuance of any press release or public statement relating to or concerning this Agreement or the matters contained herein. Such consultation shall include prior notification of a party's intent to issue a press release accompanied by a copy of the proposed language of such press release or public statement. If Buyer or Seller is required to issue a press release by law or a securities exchange, it shall use its best efforts to inform the other party hereto prior to such issuance.

         6.7 Post-Closing Assistance. From and after the Closing Date, upon the request of either Buyer or Seller, the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.

         6.8 Surety Bonds. Buyer will use commercially reasonable efforts to submit surety bonds (collectively, "Substitute Surety Bonds" and individually, a "Substitute Surety Bond"), effective as of the Closing, in substitution for Seller's surety bonds listed in Section 6.8 of the Disclosure Schedule (collectively, "Surety Bonds" and individually, a "Surety Bond"). If all the Substitute Surety Bonds are not effective 90 days after the Closing Date, Buyer shall be required to pay Seller, in consideration of Seller keeping in effect those Surety Bonds for which a Substitute Surety Bond is not then effective (collectively, the "Post-Closing Surety Bonds" and individually, a "Post-Closing Surety Bond"), an amount equal to one-half of one percent of the face value of the Post-Closing Surety Bonds per month (or pro rata portion thereof) until such time as Substitute Surety Bonds are effective, it being agreed that the aggregate face value of the Post-Closing Surety Bonds shall be reduced dollar-for-dollar by the face value of Substitute Surety Bonds as such Substitute Surety Bonds become effective after the Closing Date without regard to whether any of the Post-Closing Surety Bonds are released. In the event Substitute Surety Bonds in substitution for all the Post-Closing Surety Bonds are not effective within 180 days after the Closing Date, in lieu of Buyer's payment obligation under the preceding sentence, Buyer shall obtain, for the benefit of Seller, performance bonds or other assurances, from such surety providers and with such terms and conditions reasonably acceptable to Seller (the "Performance Bonds") in an aggregate face value equal to the aggregate face value of the Post-Closing Surety Bonds on and after such 180th day, it being agreed that the aggregate face value of the Performance Bonds shall be reduced dollar-for-dollar by the face value of Substitute Surety Bonds as such Substitute Surety Bonds thereafter become effective without regard to whether any of the Post-Closing Surety Bonds secured by the Performance Bonds are released. Without limiting the foregoing, Buyer shall indemnify and hold harmless Seller with respect to all Losses arising under the Surety Bonds.

         6.9 Guarantees. Seller has provided certain guarantees, indemnities and similar obligations with respect to APL's Business, which guarantees, indemnities and obligations are set forth in Section 6.9 of the Disclosure Schedule. Buyer agrees to cooperate with Seller and use its best efforts to cause the release of each such guarantee, indemnity and obligation, including the substitution of Buyer and/or an Affiliate of Buyer as the guarantor, indemnitor or responsible party thereunder and the release of Seller, on or as soon as practicable after the Closing. Without limiting the foregoing, Buyer hereby undertakes, assumes and agrees to perform, pay and discharge all such guarantees, indemnities and obligations, and Buyer shall indemnify and hold harmless Seller, including any officers, directors or Affiliates of Seller, with respect to all Liabilities arising out of or relating to any such guarantee, indemnity or obligation.

         6.10 Name Changes. No later than 30 days following the Closing Date, Buyer shall amend the certificates of incorporation of APL and ASI to remove the word "ARCO" or any similarity or reference thereto. The new corporate names of APL and ASI adopted by Buyer shall not contain any word or words confusingly similar to "ARCO" or the "Atlantic Richfield Company." Neither Seller nor its Affiliates, or any of their successors or assigns, shall use the word "ARCO" or any similarity or reference thereto in connection with providing NYMEX delivery or in-line transfer services at Cushing, Oklahoma and Midland, Texas, for a period of three years following the Closing Date. No later than one year following the Closing Date, Buyer shall remove the marks and names "ARCO," "ARCO PIPE LINE" and "ATLANTIC RICHFIELD" and any other words, names or symbols proprietary to Seller, from all tangible and intangible properties, real and personal, acquired by Buyer hereunder.

         6.11 Litigation Support. If and for so long as Seller is defending or contesting any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving APL, Buyer shall cooperate and shall cause APL to cooperate (on and after the Closing Date) with Seller and its counsel and agents in such defense or contest, make available its personnel and provide such testimony and access to its and their books and records as shall be necessary in connection with such defense or contest, all at Buyer's cost.

         6.12 Insurance. Buyer has reviewed the schedule of insurance policies set forth in Section 4.18 of the Disclosure Schedule. Seller agrees that all such insurance policies shall remain in full force and effect until the Closing. All coverage and benefits under such insurance policies and any other insurance policies of Seller or its Affiliates (subject to the terms thereof) shall cease at the Closing. On and after the Closing Date, Buyer shall be solely responsible for obtaining and maintaining any and all insurance coverage and protection relating to the respective business, assets, properties, operations, liabilities and obligations of APL.

         6.13 Commercially Reasonable Efforts. Subject to Seller's rights under
Section 10.2(d) and Section 10.2(e), each of Seller and Buyer will use commercially reasonable efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 10.1 and Section 10.2). Notwithstanding the foregoing or Section 6.4, Buyer shall be obligated promptly to enter into any hold separate, asset maintenance, divestiture or other consent agreement or settlement covering APL's Business or any assets of APL's Business that is requested by the FTC or the Antitrust Division in order to obtain its approval of the transactions contemplated by this Agreement; provided, however, that Buyer shall not be obligated to enter into any such agreement or settlement that requires divestiture or imposes a material restriction on (i) the business or assets held by ASI or (ii) any business or assets of Buyer held by Buyer prior to the Closing.

         6.14 Disclosure Schedule. Seller shall have fourteen (14) days after the Effective Date to revise the Disclosure Schedule delivered hereunder by written notice to the Buyer; provided, however, that (i) no such revision shall materially alter the nature or effect of the specific item or the Disclosure Schedule so modified, or alone or in the aggregate have a Material Adverse Effect and (ii) for purposes of determining whether the conditions set forth in
Section 10.1(a) or Section 10.2(a) have been fulfilled, the Disclosure Schedules shall be deemed to include only that information contained therein on the date hereof and shall be deemed to exclude all information contained in any supplement or amendment thereto. The revised Disclosure Schedule shall become the Disclosure Schedule to the Agreement as if initially attached hereto.

         6.15 Audited Financial Statements. Seller shall deliver to Buyer as soon as available, but in no event later than 30 days after the Closing Date, the Audited Financial Statements.

         6.16 SEC Required Financial Statements. Seller shall cause the SEC Financial Statements to be prepared, and to cause the independent auditors of APL to audit and issue their report on the audited SEC Financial Statements, which financial statements shall be delivered to Buyer within 75 days (if the required financial statements are for the prior two years) or 90 days (if the required financial statements are for the prior three years), in each case from the Closing Date. Seller and Buyer shall use their best efforts to secure appropriate consents of the independent auditor in respect of such financial statements. Buyer shall pay all reasonable costs and expenses of the independent auditors of APL incurred in the preparation of the SEC Financial Statements.

         6.17 Industrial Development Bonds. Buyer will not knowingly take any action, permit any action to be taken or omit to take any action, which act or omission would adversely affect the exemption from federal income taxation of interest paid on the City of Texas City Industrial Development Corporation's Marine Terminal Refunding Revenue Bonds, Series 1990 (ARCO Pipe Line Company Project). In the event Buyer unknowingly takes any such action or omits to take any such action, Buyer will, upon receiving notice of such action or omission, promptly take such reasonable actions as may be necessary to rescind or otherwise remedy the effect of such action or omission.

         6.18 Certain Intellectual Property.

         (a) Seller owns various intellectual property, including software, patents, and trade secrets, which it has provided to APL for use by APL in its operations ("Seller Proprietary IP"). If requested by Buyer at the Closing, Seller shall enter into a license agreement with Buyer granting a non-exclusive license to Buyer or its designee to use Seller Proprietary IP currently used by APL. Such license shall be limited to use in the existing operations being kept with APL and reasonably foreseeable extensions thereof. To the extent that Seller is restricted by agreements with third parties, licenses will not be granted in any Seller Proprietary IP in conflict with such restrictions. However, if payment to a third party is a condition of granting a license, Buyer shall be given the option of making the required payment and receiving the license.

         (b) Seller may have transferred or sublicensed to APL various software owned by third parties and licensed to Seller under terms which allow use by affiliates of Seller ("Seller Third Party Software"). Prior to the Closing Date, Seller shall use reasonable efforts to obtain for Buyer all consents to assignment, waivers or other authorizations required to provide Buyer or its designee with sublicenses or other rights to continue use of Seller Third Party Software being used in the operations being kept with APL. Buyer shall have the sole responsibility for all license fees, costs, etc. associated with all consents to assignment, waivers or other authorizations required to provide Buyer or its designee any sublicense or other rights to Seller Third Party Software.

         (c) APL owns various intellectual property, including software and trade secrets, which has been used in its operations ("APL Proprietary IP"). If requested by Seller, APL shall enter into a license agreement with Seller granting a non-exclusive license to Seller or its designee to use APL Proprietary IP currently used by APL. Such license shall be limited to use in connection with the Excluded Assets and reasonably foreseeable extensions thereof. To the extent that APL is restricted by agreements with third parties, licenses will not be granted in any APL Proprietary IP in conflict with such restrictions. However, if payment to a third party is a condition of granting a license, Seller shall be given the option of making the required payment and receiving the license.

         (d) APL may own licenses or sub-licenses to various software owned by third parties ("APL Third Party Software"). At the request of Seller, APL shall use reasonable efforts to obtain for Seller all consents to assignment, waivers or other authorizations required to provide Seller or its designee with sub-licenses or other rights to continue use of APL Third Party Software being used in the operations being transferred to Seller or its designee (the Excluded Assets). Seller shall have the sole responsibility for all license fees, costs, etc. associated with all consents to assignment, waivers or other authorizations required to provide Seller or its designee any sublicense or other rights to APL Third Party Software.

         6.19 Restriction Regarding Seaway Products. Until the earlier of (a) the date that neither Seller nor any of its Affiliates own an interest in Seaway Products or the main pipeline system of Seaway Products or (b) the tenth anniversary of Closing, Seller agrees that it shall not, and it shall use reasonable efforts to cause its Affiliates or Seaway Products not to, propose, promote, support or approve the conversion of service of the main pipeline system of Seaway Products for the transportation of crude oil.

         6.20 Transition Assistance. Recognizing that Seller has historically relied on APL as its pipeline operator, Buyer agrees to use commercially reasonable efforts to cooperate with and assist Seller following the Closing in respect of Seller's continued ownership and operation of the Excluded Assets. Such cooperation and assistance will include allowing access to those records, data, information, systems, outside service providers and personnel as may be necessary to continue Seller's commercial operation of such assets and to facilitate Seller's transition from using APL to providing such services for itself or through others, as Seller may elect.

                                    ARTICLE 7
                         EMPLOYEES AND EMPLOYEE BENEFITS

         7.1 Employees.

         (a) Prior to the Closing Date, Seller will make available to Buyer a list of all Employees. Seller agrees to enter into the Services Agreement whereby Seller will agree to permit Buyer, for a period not to exceed twelve
(12) months from the Closing Date (the "Seconding Period"), to use the full-time services of those Employees designated by Buyer prior to the Closing Date and Buyer agrees to reimburse Seller for the cost of the services performed for the Buyer by such Employees ("Seconded Employees"). During the Seconding Period, Buyer, for any reason in its sole discretion, may request Seller to remove any Seconded Employee from the Services Agreement, at which time such Employee will cease to be a Seconded Employee. All Employees, other than Seconded Employees (including those who cease to be Seconded Employees pursuant to the immediately preceding sentence), will have their employment terminated or will be retained by Seller, in Seller's sole discretion.

         (b) From and after the termination of the Seconding Period, Buyer will continue the employment of those Seconded Employees who are providing services to Buyer on the last day of the Seconding Period ("Transferred Employees"). For a period of twelve (12) months following the end of the Seconding Period, all Transferred Employees who continue employment with Buyer following the end of the Seconding Period shall be compensated by Buyer at the same or better salaries or wages, including incentive compensation, they receive from Seller as of the end of the Seconding Period, and except as provided herein, under comparable employee benefit plans and policies as provided to such Transferred Employees by Seller; provided, however, that with respect to Transferred Employees subject to collective bargaining, if any, all employee benefit plans and policies shall be provided in accordance with the applicable collective bargaining or other labor agreement. All such plans and policies are listed in
Section 4.15 of the Disclosure Schedule. If during the one-year period following the end of the Seconding Period, Buyer fails to satisfy the requirements of this
Section 7.1(b), each Transferred Employee shall, at that time, be entitled to receive from Buyer the enhanced retirement and severance benefits described in
Section 7.1(h). Buyer agrees to provide the Transferred Employees with employee benefit plans and policies which are no less favorable than those employee benefit plans and policies it provides to its similarly situated employees.

         (c) Pension Plans. Buyer agrees it will include the Transferred Employees in all of its qualified and non-qualified defined benefit pension plans, as defined under Sections 3(35) and 3(36) of ERISA (the "Buyer Pension Plans"). The Buyer Pension Plans will provide that (i) the Transferred Employees will be eligible to participate in the Buyer Pension Plans as of the first day following the end of the Seconding Period, (ii) the Transferred Employees will be given service credit for eligibility purposes, including eligibility for early retirement, equal to the number of years of service such Transferred Employees have under the Atlantic Richfield Retirement Plan ("ARRP") or Atlantic Richfield Company Supplementary Executive Retirement Plan ("ARCO SERP") as may be applicable to Transferred Employees, and (iii) all Transferred Employees vested in the ARRP or the ARCO SERP shall vest in the Buyer Pension Plans upon hire regardless of years of service. The Buyer Pension Plans will also grant service for benefit accrual service equal to the number of years of benefits accrual service for the Transferred Employees who have an accrued benefit in the ARRP or ARCO SERP and may provide that the age 65 single life annuity payable under its terms to Transferred Employees may be offset by the amount of the age 65 accrued benefit payable to such Transferred Employees under the ARRP or ARCO SERP. In no event will the age 65 single life benefit accrued under the Buyer Pension Plans for Transferred Employees be less than the benefit such Transferred Employees would receive if only service with Buyer were recognized under the Buyer Pension Plans. The Buyer Pension Plans may include such other terms and provisions as determined by Buyer in its sole discretion to the extent not inconsistent with this Section 7.1. Seller will furnish such information with regard to benefits payable to Transferred Employees under the ARRP and ARCO SERP, and such other information as Buyer may reasonably request for purposes of complying with this Article.

         (d) Defined Contribution Plan. Effective not later than as of the date that Seconded Employees become Transferred Employees, Buyer will amend its qualified defined contribution plan, as defined under Section 3(34) of ERISA (the "Buyer Defined Contribution Plan"), to provide that (i) Transferred Employees are eligible to participate in the Buyer Defined Contribution Plan as of the end of the Seconding Period on the same terms as other employees of Buyer, (ii) Transferred Employees' service recognized under the ARCO Capital Accumulation Plan ("ARCO CAP") will be recognized in the Buyer Defined Contribution Plan for the purposes of eligibility, and (iii) all Transferred Employees vested in the ARCO CAP shall vest in the Buyer Defined Contribution Plan upon hire regardless of years of service. Seller will provide Buyer with information for Transferred Employees verifying the service recognized under the ARCO CAP.

         (e) Savings Plan. Buyer will allow the Transferred Employees to participate immediately in Buyer's savings plan or other similar plans established pursuant to Section 401(k) of the Code (the "Buyer Savings Plan"). Buyer will credit Transferred Employees' prior service with Seller and its Affiliates for all purposes under the Buyer Savings Plan, including any matching schedules, and all Transferred Employees vested in the ARCO CAP shall vest in the Buyer's Savings Plan upon hire regardless of years of service. Buyer will permit each of the Transferred Employees at his or her option to transfer his or her ARCO CAP accounts as provided under Section 414(l) of the Code to the Buyer Savings Plan pursuant to a trust-to-trust transfer as soon as administratively possible after the end of the Seconding Period, and to transfer any outstanding loan balances to the Buyer Savings Plan under terms and conditions established by the Buyer Savings Plan. With respect to accounts transferred to the Buyer Savings Plan, Buyer represents and warrants that the Buyer Savings Plan will provide that (i) Transferred Employees shall be precluded from receiving a distribution from the account transferred except for reasons defined as distributable events under Section 401(k) of the Code and (ii) protected benefits of the ARCO CAP will be preserved with respect to the accounts transferred.

         (f) Other Employee Benefits. Buyer will recognize the prior service of Transferred Employees with Seller and its Affiliates for all purposes, including eligibility, vesting, and benefit determination and accrual, in connection with other employee benefits and policies such as vacations, bonuses, sickness and disability leave and all other employee benefits and policies. Buyer agrees to provide change of control benefits under its medical, dental and life insurance plans that are comparable or better than the change of control benefits provided in the comparable Seller plans, to Transferred Employees whose employment is terminated by Buyer or who terminate employment following an offer of a position with Buyer that requires either a geographic relocation, a reduction in base pay and target bonus or a demotion during the period of twenty-four (24) months after the Merger under circumstances that would make such Transferred Employees eligible for the change of control benefits provided in the Seller plans. For purposes of the immediately preceding sentence, change of control provisions are those provisions that provide for continued plan coverage following termination of employment, which coverage and employee cost are no less favorable than as in effect immediately prior to a change of control. Transferred Employees and their eligible dependents who are enrolled in medical, dental, life insurance and long-term disability plans available to such Transferred Employees as a result of their employment with Seller and its Affiliates will immediately be eligible to enroll in any plan or plans established by Buyer that provide similar benefits to its employees. If Transferred Employees enroll in such plans, no physical examination or other proof of insurability will be required. Also, all coverage exclusions and limitations relating to waiting periods or pre-existing conditions with respect to such Transferred Employees or their dependents will be waived. Buyer will be responsible for perpetuating the group health plan continuation coverage pursuant to Section 4980B of the Code, and Sections 601 through 609 of ERISA for all Transferred Employees and their eligible dependents and will cover such Transferred Employees under Buyer's own group health plan to accommodate this requirement. BUYER RELEASES SELLER INDEMNITEES FROM AND SHALL FULLY PROTECT, DEFEND, INDEMNIFY AND HOLD SELLER INDEMNITEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS SELLER INDEMNITEES INCUR ON AND AFTER THE END OF THE SECONDING PERIOD UNDER THE PROVISIONS OF SECTION 4980B OF THE CODE OR SECTIONS 601 THROUGH 609 OF ERISA WITH RESPECT TO ANY TRANSFERRED EMPLOYEES, OR DEPENDENT OR SPOUSE OF SUCH TRANSFERRED EMPLOYEES, WHO HAD OR HAS A "QUALIFYING EVENT" (WITHIN THE MEANING OF SECTION 4980B(f)(3) OF THE CODE) AFTER THE LAST DAY OF THE SECONDING PERIOD. ANY EXPENSES INCURRED PRIOR TO AND INCLUDING THE LAST DAY OF THE SECONDING PERIOD THAT ARE USED TO SATISFY DEDUCTIBLES OR CO-PAY AMOUNTS FOR CALENDAR YEAR 2000 UNDER THE WELFARE BENEFIT PLANS (AS DEFINED UNDER SECTION 3(1) OF ERISA) THAT TRANSFERRED EMPLOYEES OR THEIR DEPENDENTS PARTICIPATED IN AS A RESULT OF THEIR EMPLOYMENT WITH SELLER AND ITS AFFILIATES IMMEDIATELY PRIOR TO THE END OF THE SECONDING PERIOD MAY BE USED TO SATISFY ANY DEDUCTIBLES AND CO-PAY AMOUNTS FOR BUYER'S CURRENT PLAN YEAR UNDER THE CORRESPONDING PLANS OF BUYER.

         (g) Accrued and Unused Vacation. From the Closing Date until the end of the calendar year in which the Closing occurs, Buyer will permit the Transferred Employees to take at least the same number of days of vacation as they would have been eligible to take under the vacation policy of Seller, based upon the original hire date of such Transferred Employees by Seller or its Affiliates.

         (h) Severance. Buyer agrees to provide enhanced retirement (which shall include service with Buyer to the termination of employment date) and severance benefits that are comparable to or better than the enhanced retirement and severance benefits under the terms and conditions set forth in the ARRP, ARCO SERP and Atlantic Richfield Retirement Special Termination Allowance Plan ("ARCO Severance Plans"), as applicable upon a Change of Control (as defined in such plans) (including an equivalent enhanced retirement option, a severance allowance, active and retiree medical benefits, dental benefits, life insurance, and educational assistance) to Transferred Employees whose employment is terminated by Buyer or who terminate employment following an offer of a position with Buyer that requires either a geographical relocation, a reduction of base pay and target bonus or a demotion during the period of twenty-four (24) months after the Merger under circumstances that would make such Transferred Employees eligible for the severance benefits described in the applicable ARCO Severance Plans. During this same twenty-four (24) month period, Buyer also agrees to provide out-placement benefits, relocation benefits and financial counseling to the Transferred Employees, with the level of out-placement benefits, relocation benefits and financial counseling actually provided being commensurate with the level of benefits provided by Seller. For purposes of calculating the severance allowance described in the ARCO Severance Plans, "credited service" will include service recognized under Seller's severance programs. Buyer also agrees to include Seller and its Affiliates as third party beneficiaries in any release executed by Transferred Employees in order to receive the severance benefits

         (i) WARN Act. Buyer represents and warrants that there will be no major employment losses as a consequence of the transactions contemplated by the Agreement that might trigger obligations under the WARN Act (referred to collectively as "WARN Obligations"). Moreover, to the extent that any WARN Obligations might arise as a consequence of the transactions contemplated by the Agreement, it is agreed that Seller is responsible for any WARN Obligations arising as a result of any employment losses occurring prior to the end of the Seconding Period, and Buyer is responsible for any WARN Obligations arising as a result of any employment losses occurring on and after the end of the Seconding Period. Furthermore, for the first 90 days following the end of the Seconding Period, Buyer will not engage in any mass layoff, plant closing or other action that might trigger obligations of Seller under the WARN Act or under any similar provision of any federal, state, regional, foreign, or local law, rule, or regulation.

                                    ARTICLE 8
                                      TAXES

         8.1 Characterization of Purchase of Shares. For U.S. federal income tax purposes, the parties agree that APL and ASI shall be disregarded as entities separate from Seller and the sale of the Shares shall constitute a sale by Seller of the assets held by APL and ASI at the time of the sale, including the interest in Seaway Crude (the "Purchased Assets"). The parties shall consult

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
with one another in the preparation of their respective IRS Forms 8594 filed with respect to the sale of the Shares.

         8.2 Liability for Taxes.

         (a) Except to the extent such Taxes are accrued as a liability on the Closing Date Balance Sheet or described in Section 8.2(b)(ii), Seller shall be liable for, and shall indemnify and hold Buyer, APL, the APL Subsidiaries and their Affiliates harmless from, (i) any Taxes caused by or resulting from the sale of the Shares (including all Taxes arising from the sale or distribution of any Excluded Assets), (ii) any Taxes imposed on or incurred by APL or any APL Subsidiary arising out of the inclusion of APL or any APL Subsidiary in the BP America Group, any predecessor group or any combined, consolidated, unitary or similar group (a "Group") prior to the Closing Date, (iii) any Taxes imposed on or incurred by APL or any APL Subsidiary (or any Group with respect to the taxable items of APL or any APL Subsidiary) for any taxable period ending on or before the Closing Date (or the portion, determined as described in paragraph
(c) of this Section 8.2, of any such Taxes for any taxable period beginning on or before and ending after the Closing Date which is allocable to the portion of such period occurring on or before the Closing Date (the "Pre-Closing Period")) except for Taxes arising from transactions by APL or an APL Subsidiary outside the ordinary course of business after the Closing, (iv) any Taxes resulting from the income, business, property or operations of the Excluded Assets, (v) any Taxes imposed on or incurred by APL or an APL Subsidiary with respect to the taxable items of Seaway allocable to the Pre-Closing Period except for Taxes arising from transactions by APL, an APL Subsidiary or Seaway outside the ordinary course of business after the Closing, and (vi) any attorneys' fees or other costs incurred by Buyer, APL, the APL Subsidiaries, or any Affiliate thereof in connection with any payment from Seller under this Section 8.2(a); provided that no indemnity shall be provided for Taxes arising from the APL Conversion or the ASI Conversion or from the Seaway Restructuring.

         (b) Buyer shall be liable for, and shall indemnify and hold Seller and its Affiliates harmless from, (i) any Taxes imposed on or incurred by or with respect to APL or any APL Subsidiary for which Seller is not liable under
Section 8.2(a), (ii) any sales, use, value added, transfer, real property transfer or gain, gross receipts, excise, stamp, documentary or similar Taxes arising from the transactions contemplated in this Agreement and (iii) any attorneys' fees or other costs incurred by Seller or any Affiliate thereof in connection with any payment from Buyer under this Section 8.2(b). Seller shall have delivered any applicable clearance or exemption certificate or similar document(s) which may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

         (c) Whenever it is necessary for purposes of Section 8.2(a) or Section 8.2(b) to determine the portion of any Taxes imposed on or incurred by APL or any APL Subsidiary (or any Group) for a taxable period beginning on or before and ending after the Closing Date which is allocable to the Pre-Closing Period, the determination shall be made, in the case of property, ad valorem or similar Taxes (which are not measured by, or based upon, production) or franchise or capital Taxes (which are not measured by, or based upon, net income, including the taxable capital component of the Texas franchise Tax), on a per diem basis, except any consequences of

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
the sale of the Shares shall be excluded, and, in the case of other Taxes, including the earned surplus component of the Texas franchise Tax, by assuming that the Pre-Closing Period constitutes a separate taxable period of APL or the APL Subsidiary and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning on or before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Closing Period ratably on a per diem basis and any consequences of the sale of the Shares shall be excluded).

         (d) Seller and Buyer will, to the extent permitted by Applicable Law, close all taxable periods of APL or any APL Subsidiary as of the close of business on the Closing Date.

         (e) Buyer agrees to pay to Seller any refund received after the Closing Date by Buyer or its Affiliates, including APL or any APL Subsidiary, in respect of any Taxes for which Seller is liable under Section 8.2(a), except to the extent such refund is shown as an asset on the Closing Date Balance Sheet. Seller agrees to pay to Buyer any refund received by Seller or its Affiliates in respect of any Taxes for which Buyer is liable under Section 8.2(b). The parties shall cooperate in order to take all necessary steps to claim any such refund. Any such refund received by a party or its Affiliate for the account of the other party shall be paid to such other party within thirty (30) days after such refund is received.

         8.3 Tax Proceedings. In the event Buyer, APL, the APL Subsidiaries or any of their Affiliates receive notice (the "Proceeding Notice") of any examination, claim, adjustment or other proceeding with respect to the liability of APL or any APL Subsidiary for Taxes for any period for which Seller is or may be liable under Section 8.2(a), Buyer shall notify Seller in writing thereof (the "Buyer Notice") no later than the earlier of (a) thirty (30) days after the receipt by Buyer, APL, the APL Subsidiaries or any of their Affiliates of the Proceeding Notice, or (b) ten (10) days prior to the deadline for responding to the Proceeding Notice. As to any such Taxes for which Seller is or may be liable under Section 8.2(a), Seller shall be entitled at its expense to control or settle the contest of such examination, claim, adjustment or other proceeding, provided Seller notifies Buyer in writing that it desires to do so no later than the earlier of (i) thirty (30) days after receipt of the Buyer Notice, or (ii) five (5) days prior to the deadline for responding to the Proceeding Notice. The parties shall cooperate with each other and with their respective Affiliates, and will consult with each other, in the negotiation and settlement of any proceeding described in this Section 8.3. If one or more adjustments are made to the Tax liability of the BP America Group, Seller, APL or an APL Subsidiary that
(i) produce a net Tax benefit to the BP America Group, Seller, APL or an APL Subsidiary as to Taxes for which Seller is liable under Section 8.2(a) and (ii) increase the net Tax liability of Buyer, APL or an APL Subsidiary for Taxes for which Buyer is liable under Section 8.2(b), then Seller shall pay to Buyer the amount of the net Tax liability promptly after Buyer incurs such liability. If Buyer takes one or more positions, in original Tax Returns or as a result of adjustments, that (i) produce a net Tax benefit to Buyer or its affiliates as to Taxes for which Buyer is liable under Section 8.2(b) and (ii) increase the net Tax liability of the BP America Group, Seller, APL or an APL Subsidiary for Taxes for which Seller is liable under Section 8.2(a), then Buyer shall pay to Seller the amount of the net Tax liability promptly after Seller incurs such liability. For this purpose "adjustment" means an adjustment to any Tax Return as a result of or in settlement of any audit or other proceeding or as a result of the filing of an amended Tax Return.

         8.4 Payment of Taxes. All Taxes with respect to APL or the APL Subsidiaries shall be paid by the party that is legally responsible therefor. Except as otherwise provided in this Article 8, any amount to which a party is entitled under this Article 8 shall be promptly paid to such party by the party obligated to make such payment following written notice to the party so obligated stating that the Taxes to which such amount relates are due and providing details supporting the calculation of such amount.

         8.5 Tax Returns. All Tax Returns which relate to any Taxes of APL or the APL Subsidiaries shall be prepared and filed by the party that is legally responsible therefor. All taxable items of APL for the period beginning on January 1 of the calendar year in which the Closing occurs and extending through the Closing (and, to the extent required in the applicable regulations, through the close of business on the Closing Date, but in no event including items arising from transactions by APL or an APL Subsidiary outside the ordinary course of business after the Closing) will be included in the consolidated United States federal income Tax Return of the BP America Group and will be reported on a basis consistent with previously filed Tax Returns. Buyer and its Affiliates, including APL and the APL Subsidiaries, shall cooperate with Seller and shall make available all necessary records and timely take all action necessary to allow Seller and its Affiliates to prepare and file the Tax Returns which they are responsible for preparing and filing under this Section 8.5.

         8.6 Tax Allocation Arrangements. Effective as of the Closing, all liabilities and obligations between APL or any APL Subsidiary, on one hand, and Seller and any Affiliates thereof, on the other hand, under any Tax indemnity, sharing, allocation or similar agreement or arrangement in effect prior to the Closing shall be extinguished in full, and any liabilities or rights existing under any such agreement or arrangement shall cease to exist and shall no longer be enforceable. Seller and its Affiliates shall execute any documents necessary to effectuate the provisions of this Section 8.6.

         8.7 Cooperation and Exchange of Information. Each party will provide, or cause to be provided, to the other party copies of all correspondence received from any Governmental Authority by such party or any of its Affiliates in connection with the liability of APL or the APL Subsidiaries for Taxes for any period for which such other party is or may be liable under Section 8.2(a) or Section 8.2(b). The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any Tax Return or claim for refund, in determining a liability or a right of refund or in conducting any audit or other proceeding in respect of Taxes imposed on the parties or their respective Affiliates. The parties and their Affiliates will preserve and retain all Tax Returns, schedules, work papers and all material records or other documents relating to any such Tax Returns, claims, audits or other proceedings until the expiration of the statutory period of limitations (including extensions) of taxable periods to which such documents relate and until the final determination of any payments which may be required with respect to such periods under this Agreement and shall make such documents available to the other party or any Affiliate thereof, and their respective officers, employees and agents, upon reasonable notice and at reasonable times, it being understood that such representatives shall be entitled to make copies of any such books and records relating to APL or the APL Subsidiaries as they shall deem necessary. Any information obtained pursuant to this Section 8.7 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding. Each party shall provide the cooperation and information required by this Section 8.7 at its own expense.

         8.8 Indemnity with Respect to Phillips.

         (a) Amount of Phillips Indemnity. Buyer shall indemnify Seller for any payment (a "Phillips Payment") BP Amoco Seaway Products Pipeline Company ("BP Amoco") or its Affiliates (such term as used in this Section 8.8 shall have the meaning ascribed to such term in the Restructuring Agreement) is required to make to Phillips Gas Pipeline Company, Seagas Pipeline Company or any of their affiliates (any one of them, "Phillips") pursuant to Section 7.2 of the Restructuring Agreement; provided, however, that no indemnity shall be paid hereunder to Seller as to the portion of any Phillips Payment that is for Taxes (as defined in the Restructuring Agreement) arising from the effect upon the assets to be held by Seaway Products of any termination of Seaway Pipeline Company or Seaway Products under Section 708(b)(1)(B) of the Code that occurs on or before the Closing Date. The amount of any indemnity payable under this
Section 8.8 shall be (i) increased to take account of any net Tax cost actually incurred by BP Amoco and its Affiliates arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by BP Amoco and its Affiliates arising from the incurrence or payment of any Phillips Payment for which indemnity is provided under this Section 8.8.

         (b) Phillips Tax Proceedings. In the event Seller or any of its Affiliates (including BP Amoco) receives a Phillips Notice (as defined in the Restructuring Agreement), the party receiving the notice shall notify Buyer in writing thereof (the "Seller Notice") no later than 20 days after the receipt by Seller, BP Amoco or any of their Affiliates of the Phillips Notice. Buyer shall be entitled at its expense to assume all of BP Amoco's rights to control or settle the contest of any examination, claim, adjustment or other proceeding involving the Tax (as defined in the Restructuring Agreement) liability of Phillips (except to the extent it relates to any portion of the actual or potential Phillips Payment for which Buyer is not required to indemnify Seller and its Affiliates (including BP Amoco) under Section 8.8(a)), provided Buyer notifies the party that provides the Seller Notice in writing that it desires to do so no later than 20 days after receipt of the Seller Notice. The parties shall cooperate with each other and with their respective Affiliates, and will consult with each other, in the negotiation and settlement of any proceeding described in this Section 8.8.

         8.9 Like-Kind Exchange. Either party hereto may elect to structure this transaction as a like-kind exchange pursuant to Section 1031 of the Code. If Seller is entitled to receive cash pursuant to this Agreement (or pursuant to the exercise by any third party of any preferential rights to purchase where such right becomes exercisable by reason of this Agreement), Seller may assign its rights under this Agreement to a qualified intermediary, and have Buyer transfer the cash directly to the qualified intermediary, to the extent necessary to enable Seller to consummate a deferred like-kind exchange by directing the qualified intermediary to reinvest the cash in like-kind property. The parties agree to execute all documents, conveyances or other instruments reasonably necessary to effectuate such a deferred like-kind exchange.

         8.10 Survival of Obligations. The obligations of the parties set forth in this Article 8 shall be unconditional and absolute and shall remain in effect without limitation as to time.

         8.11 Conflict. In the event of a conflict between the provisions of this Article 8 and any other provisions of this Agreement, the provisions of this Article 8 shall control.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1 Seller's Indemnification. Subject to any applicable limitations set forth in this Article 9, Seller shall indemnify and hold harmless Buyer and its respective officers, directors, employees, agents and Affiliates, including after the Closing, APL and its officers, directors, employees, agents and Affiliates (collectively, the "Buyer Indemnitees"), from and against any and all Losses to which they or any of them may become subject to the extent such Losses arise out of any one or more of the following circumstances:

         (a) any breach or default in the performance by Seller of any covenant, obligation or agreement of Seller contained in this Agreement;

         (b) any breach of any representation or warranty made by Seller in this Agreement or in any certificate, instrument or other document delivered by or on behalf of Seller at the Closing;

         (c) any Scheduled Environmental Losses;

         (d) any Unscheduled Environmental Losses to the extent arising out of, based on or occurring in connection with APL's Business or assets used therein prior to the Closing Date;

         (e) any Claims made in respect of the legal proceedings or other matters set forth in Section 4.19 of the Disclosure Schedule; or

         (f) any failure by Seller to duly pay, perform or discharge any Excluded Liability.

         9.2 Buyer's Indemnification. Subject to any applicable limitations set forth in this Article 9, Buyer shall indemnify and hold harmless Seller and its officers, directors, employees, agents and Affiliates, other than APL (collectively, the "Seller Indemnitees"), from and against any and all Losses to which they or any of them may become subject to the extent such Losses arise out of any one or more of the following circumstances:

         (a) any breach or default in the performance by Buyer of any covenant, obligation or agreement of Buyer contained in this Agreement;

         (b) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate, instrument or other document delivered by or on behalf of Buyer at the Closing;

         (c) any Environmental Losses to the extent arising out of, based on or occurring in connection with APL's Business on or after the Closing Date; or

         (d) any Unscheduled Environmental Losses to the extent arising out of, based on or occurring in connection with, APL's Business prior to the Closing Date for which Seller does not have an indemnification obligation as the result of the application of Section 9.3(b) or Section 9.4.

         9.3 Monetary Limitation.

         (a) (i) Seller shall not be obligated to indemnify Buyer Indemnitees for any individual Loss under Section 9.1(a) or
                  Section 9.1(b) of less than $250,000 (it being understood that all Losses arising from the same event, condition or set of related circumstances shall be considered as an individual Loss for purposes of such calculation)("Seller's Threshold").

                  (ii) Seller shall not be obligated to indemnify Buyer Indemnitees for any Losses under Section 9.1(a) or Section 9.1(b) until the aggregate of all such Losses above the Seller's Threshold exceeds 3% of the Purchase Price, in which event Seller shall be obligated to indemnify Buyer Indemnitees for all such Losses above Seller's Threshold.

                  (iii) Seller shall not be obligated to indemnify Buyer Indemnitees for Losses under Section 9.1(a) and Section 9.1(b) that in the aggregate exceed an amount equal to (A) 15% of the Purchase Price less (B) any amount paid by Seller pursuant to
                  Section 2.4.

         (b) (i) Seller shall not be obligated to indemnify Buyer Indemnitees for any individual Unscheduled Environmental Loss under Section 9.1(d) of less than $250,000 (it being understood that all Environmental Losses arising from the same event, condition or set of related circumstances shall be considered as an individual Loss for purposes of such calculation).

                  (ii) Seller shall not be obligated to indemnify Buyer Indemnitees for Unscheduled Environmental Losses under Section 9.1(d) that in the aggregate exceed $30 million.

         (c) Buyer is solely responsible for any Losses not indemnified by Seller as a result of Sections 9.3(a) and/or 9.3(b) and not assumed by Seller as Excluded Liabilities.

         9.4 Nature and Survival; Time Limits. All representations and warranties set forth in Articles 4 and 5 shall survive the Closing and continue in effect until the first anniversary of the

Closing Date, at which time any and all liability arising out of or relating to such representations and warranties shall terminate, notwithstanding any investigation at any time made by or on behalf of Buyer or Seller, as the case may be; provided that Seller's representations and warranties under Section 4.7 and Section 4.8 shall survive the Closing without limitation; provided further, that all such representations and warranties shall survive beyond the applicable dates specified above with respect to any Claim hereunder for indemnification based on any misrepresentation or breach of warranty that is asserted in reasonable detail on or prior to such date. Any Claim against any party hereto for indemnification pursuant to this Agreement as a result of any breach of representation or warranty made by such party must be made promptly, and in all events within the period of time during which such representation or warranty survives the Closing pursuant to this Section 9.4, if any. Any Claim by a Buyer Indemnitee against Seller pursuant to Section 9.1(d) for Unscheduled Environmental Claims must be made within four years after the Closing Date. Buyer is solely responsible for any Environmental Losses arising from Unscheduled Environmental Claims not raised within such four-year period. The indemnification obligations of Seller pursuant to Section 9.1(d) shall not apply to any Unscheduled Environmental Losses in the event that Buyer or any of its Affiliates takes any action to cause such Unscheduled Environmental Claim to be brought, including an invasive environmental site investigation of APL's Business undertaken after the Closing Date, except that Buyer or any of its Affiliates may, without affecting the indemnity obligations of Seller, take such action reasonably necessary to (i) comply with Applicable Law, (ii) use assets of APL or ASI in the ordinary course of business, (iii) comply with requirements imposed by lenders, underwriters or other parties to financing transactions,
(iv) prepare properties or assets for sale or convey such properties or assets as a result of such sale or (v) conduct periodic environmental health and safety reviews and asset integrity inspections with such frequency and in such scope as are generally accepted in the pipeline industry as meeting minimum standards of operator prudence.

         9.5 COMPLIANCE WITH EXPRESS NEGLIGENCE RULE. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY, AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE 9, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED, OR INDEMNIFIED.

         9.6 Limitation on Remedies; Mitigation. The indemnification provided in this Agreement, subject to any applicable limitations thereto set forth in this Agreement, shall be the sole and exclusive remedy available to a party for any breach, default or violation of this Agreement by the other party. The Indemnified Party shall use all reasonable efforts to mitigate any Losses.

         9.7 General Provisions. In the case of any Claim for indemnification brought pursuant to this Agreement:

         (a) Any Buyer Indemnitee or Seller Indemnitee seeking indemnification under Article 9 with respect to a Claim that is not a Third Party Claim shall commence and resolve such Claim solely in accordance with the dispute resolution procedures set forth in Section 12.12.

         (b) If any Third Party Claim is asserted against a Buyer Indemnitee or Seller Indemnitee seeking indemnification hereunder (the "Indemnified Party"), then such Indemnified Party shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party") upon (i) receipt of notice of the commencement of the Third Party Claim for which indemnification is sought pursuant to this Agreement and (ii) the occurrence of any material event or change with respect to any ongoing Claim, in writing and in reasonable detail, and within any applicable time limits specified in this Agreement and shall provide the Indemnifying Party with all papers served with respect to such Third Party Claim. Such notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure of the Indemnified Party to so notify the Indemnifying Party of the Third Party Claim shall not relieve the Indemnifying Party from any duty to indemnify hereunder unless and to the extent that the Indemnifying Party demonstrates that the failure of the Indemnified Party to promptly notify it of such Third Party Claim prejudiced its ability to defend such Third Party Claim.

         (c) In case any such Third Party Claim is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, or in respect of any ongoing action, the Indemnifying Party will be entitled to participate therein and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless there shall be available one or more defenses or one or more counterclaims available to the Indemnified Party which conflicts with one or more defenses or one or more claims or counterclaims available to the Indemnifying Party. In no event, however, shall the Indemnifying Party be liable for the fees and expenses of more than one separate counsel of the Indemnified Party. In all cases in which the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnifying Party shall control such defense, and shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, unless such settlement, compromise or discharge includes an unconditional release of the Indemnified Party from all liabilities and obligations arising out of such Third Party Claim. Whether or not the Indemnifying Party shall have assumed the defense of a claim for which the Indemnified Party is entitled to be indemnified, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party will, at the expense of the Indemnifying Party, cooperate and consult with the Indemnifying Party in the defense of any such action and shall furnish any documents and endeavor to make available any witnesses under its control.

         (d) Any indemnification payment shall be (i) limited to the Losses actually incurred (after giving effect to the Present Value Benefit, realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of the Liabilities for which the indemnity payment is to be made) and, except as otherwise provided in this Agreement, shall not include punitive damages, indirect damages or consequential damages (including lost profits) incurred by the Indemnified Party, (ii) net of insurance proceeds received by the Indemnified Party (and the amount of indemnification payable under this Agreement shall not include the amount of any insurance proceeds actually recovered by the Indemnified Party with respect to a Liability) and (iii) in the case of Buyer Indemnitees, net of any reserves of APL reflected on the Recent Date Balance Sheet. The foregoing limitations shall apply before application of the monetary limitations specified in Section 9.3. If the amount to be netted hereunder from any payment by the Indemnifying Party is determined after the Indemnifying Party has already paid any amount required to be paid pursuant to this Agreement, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Agreement had such determination been made at the time of such payment.

         (e) To the extent of any indemnity payment by an Indemnifying Party under this Agreement, such Indemnifying Party shall be subrogated to all rights which the Indemnified Party may have against any other Person, and the Indemnified Party shall provide reasonable cooperation to the Indemnifying Party in exercising any such rights.

         (f) To the extent necessary to be able to comply with its indemnification obligations hereunder, after the Closing, (i) Seller shall have the right to review all environmental reports and records related to APL's Business and to have access to the property of APL from time to time and (ii) Seller shall have the right to direct and control (x) any remediation activities that are consistent with Environmental Laws in effect as of the Closing Date, including determining the scope, extent, duration and cost of such remediation activities, and (y) all discussions, negotiations and proceedings with Governmental Authorities and third parties in connection therewith. Prior to undertaking significant, nonemergency remediation activities, Seller shall consult with the Buyer concerning their scope, extent, duration and cost. In addition, Seller shall (x) schedule nonemergency activities in advance to provide reasonable notice to Buyer and APL and (y) promptly provide Buyer and APL with copies of any reports, tests or studies, notices or filings regarding the environmental contamination or condition in question.

         9.8 Tax Treatment. Any indemnity payment by Buyer under this Agreement or any payment with respect to Taxes pursuant to Section 8.2 or Section 8.3 shall be treated as an increase in the Purchase Price for tax purposes, and any indemnity payment by Seller under this Agreement shall be treated as a decrease in the Purchase Price for tax purposes unless otherwise required by Applicable Laws, in which case such payment shall be made in an amount sufficient to indemnify the party on a net after-tax basis taking into account any tax deduction allowed the indemnified party with respect to the indemnified event.

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

         10.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer), prior to or on the Closing Date, of each of the following conditions:

         (a) The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), except for any breach or breaches of such representations and warranties that would not individually or in the aggregate have a Material Adverse Effect; provided, however, for purposes of Section 3.3(j) and this Section 10.1(a), a breach of a representation or warranty will be deemed not to have a Material Adverse Effect if (i) Buyer is barred from bringing a Claim for breach of such representation or warranty because of the applicability of the provisions of Section 9.3(a) or (ii) Seller executes an indemnity in favor of Buyer undertaking to compensate Buyer for all damages incurred by Buyer (subject to the limitations of Section 9.3) attributable to the failure of such representation and warranty to be true and correct.

         (b) Seller shall have substantially complied with and performed all obligations and covenants required by this Agreement to be complied with or performed by Seller on or prior to the Closing Date, including delivery of the documents required by Section 3.3, except for any breach or breaches of such covenants and obligations that would not individually or in the aggregate have a Material Adverse Effect.

         (c) The waiting period, if applicable, under the HSR Act for the transactions contemplated by this Agreement shall have expired or been terminated.

         (d) Buyer shall have received an opinion, dated the Closing Date, of internal counsel employed by Seller, substantially the form of Appendix C.

         (e) There shall be no (i) injunction or restraining order of any nature issued by any Governmental Authority which directs, or which has the effect of directing, that the Closing shall not be consummated as herein provided or (ii) investigation, action or other proceeding that shall have been commenced or brought by any Governmental Authority and be pending on the Closing Date, in any such case against Buyer or Seller in connection with the consummation of the transactions contemplated by this Agreement which is reasonably likely to result in an injunction or restraining order which directs, or which has the effect of directing, that the Closing shall not be consummated as herein provided.

         (f) Seller shall have executed the Conveyance Agreement and the Assumption Agreement in forms reasonably satisfactory to Buyer.

         (g) The ASI Conversion and the APL Conversion shall have occurred.

         (h) The transactions contemplated by the Seaway Restructuring Agreement shall have been completed.

         10.2 Conditions Precedent to Obligations of Seller. The obligation of Seller to sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Seller), prior to or on the Closing Date, of each of the following conditions:

         (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date).

         (b) Buyer shall have complied with or performed in all material respects all obligations and covenants required by this Agreement to be complied with or performed by Buyer on or prior to the Closing Date, including delivery of the documents required by Section 3.4.

         (c) The waiting period, if applicable, under the HSR Act for the transactions contemplated by this Agreement shall have expired or been terminated.

         (d) The consummation of the transactions contemplated by this Agreement will not (i) violate or conflict with any term or provision of any judgment, order or decree of any Governmental Authority (including any such judgment, order or decree entered pursuant to agreement in settlement or otherwise between Seller and/or BP Amoco p.l.c. and any Governmental Authority) applicable to or arising out of the Merger ("Order") or (ii) prevent or materially impede the ability of Seller or BP Amoco p.l.c. or any Affiliate of Seller or of BP Amoco p.l.c. to comply fully and on a timely basis with the terms of such Order (it being understood and agreed that Seller shall have absolute discretion in entering into, accepting or not contesting any such Order and shall be under no duty to Buyer to resist, oppose or not consent to the entry of any Order, even if such Order would cause Seller to be unable to fulfill this condition).

         (e) The Merger shall have occurred; provided, however, that Buyer acknowledges and agrees that Seller shall be under no obligation whatsoever to Buyer under the terms of this Agreement or otherwise to (i) complete the Merger or (ii) to take any action or refrain from taking any action to consummate the Merger.

         (f) Seller shall have received an opinion, dated the Closing Date, of internal counsel for Buyer, in substantially the form of Appendix D.

         (g) There shall be no (i) injunction or restraining order of any nature issued by any Governmental Authority which directs, or which has the effect of directing, that the Closing shall not be consummated as herein provided or (ii) investigation, action or other proceeding that shall have been commenced or brought by any Governmental Authority and be pending on the Closing Date, in any such case against Buyer or Seller in connection with the consummation of the transactions contemplated by this Agreement which is reasonably likely to result in an injunction or restraining order which directs, or which has the effect of directing, that the Closing shall not be consummated as herein provided.

         (h) The ASI Conversion and APL Conversion shall have occurred.

         (i) The transactions contemplated by the Seaway Restructuring Agreement shall have been completed.

                                   ARTICLE 11
                            TERMINATION OF AGREEMENT

         11.1 Termination Before Closing. This Agreement may be terminated at any time before Closing:

         (a) by the mutual consent of Seller and Buyer in writing;

         (b) by Seller if an Order has been issued that would cause Seller to be unable to fulfill the condition in Section 10.2(d);

         (c) by Seller if the Merger Agreement is terminated for any reason whatsoever other than by consummation of the Merger contemplated under the Merger Agreement;

         (d) by Buyer if the Closing has not occurred on or prior to 180 days after the Effective Date other than primarily as a result of Buyer's breach or default of this Agreement; or

         (e) by Seller if the Closing has not occurred on or prior to 180 days after the Effective Date other than primarily as a result of Seller's breach or default of this Agreement.

         11.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1, all further obligations of the parties under this Agreement will terminate and there shall be no liability on the part of any party to this Agreement, except for material willful breaches of and intentional misstatements in or pursuant to this Agreement prior to the time of such termination; provided, however, that the obligations in Sections 6.1(c), 6.5, 6.6, 11.2, 12.3 and 12.10 shall survive the termination of this Agreement.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Entire Agreement. This Agreement, including the Appendices and the Disclosure Schedule, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated herein and supersedes any previous agreements and understandings between the parties with respect thereto.

         12.2 Construction. This Agreement is the result of arms-length negotiations between, and has been prepared and reviewed by, each party hereto and its respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto.

         12.3 Governing Law. The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto shall be governed by the substantive laws of the State of Delaware without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction (except those that cannot be waived) that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

         12.4 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon (i) delivery by hand, (ii) one business day after being sent by overnight courier,
(iii) four business days after being deposited in the United States mail, postage prepaid, or (iv) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties listed below as follows:

         If to Seller:       Atlantic Richfield Company
                             200 East Randolph
                             Chicago, Illinois  60202
                             Facsimile: 312-856-4091 (Associate General Counsel)
                             Attention:  Associate General Counsel

         If to Buyer:        Texas Eastern Products Pipeline Company, LLC
                             2929 Allen Parkway
                             P.O. Box 2521
                             Houston, Texas 77252-2521
                             Attention: Chief Executive Officer
                             Attention: Chief Financial Officer
                             Facsimile: 713-759-3957

         12.5 Waiver. Waivers of or consents to departures from the provisions hereof may be given; provided, however, that the same shall be in writing and be signed by each of the parties hereto. No such waiver or consent shall be construed as a waiver of or consent to any other departure from any such provisions or any other provisions hereof.

         12.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made, in whole or in part, by any party (by operation of law or otherwise) without the prior written consent of the other party hereto, and any purported assignment without consent shall be void provided, however, that Buyer shall be entitled to transfer all or a portion of its rights and obligations under this Agreement to any Affiliate of Buyer provided that Buyer shall remain liable for all obligations under this Agreement.

         12.7 Amendment. This Agreement may not be amended, modified or supplemented unless the same shall be in writing and signed by each of the parties hereto.

         12.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

         12.9 No Third Party Beneficiaries. The terms, agreements and provisions of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any Person not a party hereto, including APL and the APL Subsidiaries.

         12.10 Jurisdiction; Service of Process.

         (a) Each party to this Agreement hereby irrevocably submits itself to the non-exclusive jurisdiction of the Supreme Court for the State of Delaware or the United States District Court for Delaware, (i) for the purposes of any suit, action or other proceeding brought by any other party, or its respective successors or assigns arising out of this Agreement or transactions contemplated by this Agreement, (ii) to enforce a resolution, settlement, order or award made pursuant thereto, or any obligation for the payment of money contained herein. To the extent permitted by Applicable Law, each party to the Agreement hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) it is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum, (c) the venue of the suit, action or proceeding is improper, or (d) a resolution, settlement or order made pursuant thereto, or such an obligation for the payment of money, may not be enforced in or by such court. Nothing contained herein shall be deemed to waive the right of a party to seek removal of a matter from state court to federal court if such removal is otherwise permissible.

         (b) Each party to this Agreement hereby consents to service of process on it at the office for service of process set forth below as its office for service of process and additionally irrevocably designates and appoints the person named in Appendix E as its "Agent" and attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service upon such Agent shall constitute valid service upon the party or its successors or assigns. Each party agrees that (x) the sole responsibilities of the Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to such party, by registered airmail, return receipt requested, at the address for it set forth in Section 12.4, or at the last address filled in writing by it with the Agent, and (iii) to give prompt telecopied notice of receipt thereof to it at such address, (y) the Agent shall have no responsibility for the receipt or nonreceipt by the respective party of such process, nor for any performance or nonperformance by the respective party or its respective successors or assigns, and (z) failure of the Agent to send a copy of any such process or otherwise to give notice thereof to the respective party shall not affect the validity of such service or any judgment in any action, suit or proceeding based thereon. If service of process cannot be effected in the foregoing manner, each party further irrevocably consents to the service of process in any action, suit or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, return receipt requested, to it at its address set forth in Section 12.4 hereof. The foregoing, however, shall not limit the right of the party to serve process in any other manner permitted by law. Any judgment against a party in any suit for which such party has no further right of appeal shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described; provided, however, that the plaintiff may at its option bring suit, or institute other judicial proceedings, against such party or any of its assets in the courts of any country or place where such party or such assets may be found. Each party further covenants and agrees that for three years following the Closing Date, it shall maintain a duly appointed agent for the service of summonses and other legal processes in Delaware.

         (c) For purposes of this Section 12.10, the Agent and offices for service of process for each of the parties shall be as set forth on Appendix E or such other person or offices as shall be designated in writing by any party to the other party.

         12.11 Schedules. No representation or warranty hereunder shall be deemed to be inaccurate if the actual situation is disclosed pursuant to another representation or warranty herein or in a section of the Disclosure Schedule or in any other document relating to the transactions contemplated by this Agreement or any exhibit, schedule or appendix thereto, whether or not an explicit cross-reference appears. Neither the specification of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in a section of the Disclosure Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and neither party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy involving the parties as to whether any obligation, item or matter not described herein or included in a section of the Disclosure Schedule is or is not material for purposes of this Agreement.

         12.12 Arbitration. Any and all Arbitrable Disputes must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section will control the rights and obligations of the parties. Arbitration must be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a party ("Claimant") serving written notice on the other party ("Respondent") that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant's notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 60 days after receipt of Claimant's notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 60 day period, Claimant will name the arbitrator for Respondent's account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. Seller will pay the compensation and expenses of the arbitrator named by or for it, and Buyer will pay the compensation and expenses of the arbitrator named by or for it. The parties will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral parties who have never been officers, directors or employees of the parties or any of their

Affiliates and (b) have not less than seven years experience in the oil and gas industry. The hearing will be conducted in Houston, Texas and commence within 60 days after the selection of the third arbitrator. The parties and the arbitrators should proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the parties. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.

         12.13 Severability. If any provision of this Agreement is held invalid, the remainder of the Agreement shall not be affected thereby unless the effect thereof would be to materially alter the burdens or benefits intended by the parties hereto by the express language of the Agreement.

         12.14 Approval of Buyer Board of Directors. The effectiveness of this Amended and Restated Agreement is conditioned upon the approval thereof by the board of directors of Buyer. Buyer shall submit this Amended and Restated Agreement to its board of directors for approval on or prior to May 17, 2000. Buyer shall promptly deliver notice pursuant to Section 12.4 to Seller of the actions taken by its board of directors with respect to this Amended and Restated Agreement, which notice, in the event of such approval, shall conclusively evidence the board of directors' approval thereof. In the event the board of directors of Buyer does not approve this Amended and Restated Agreement within five Business Days, the amendment and restatement of this Agreement shall have no force and effect and the original Stock Purchase Agreement dated March 15, 2000, by and between Seller and Buyer shall remain in full force and effect in accordance with its original terms.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.



                                 ATLANTIC RICHFIELD COMPANY



                                          /s/ Daniel B. Pinkert
                                 ------------------------------
                                 By:      Daniel B. Pinkert
                                 Title:   Secretary


                                 TEXAS EASTERN PRODUCTS
                                    PIPELINE COMPANY, LLC


                                          /s/ W. L. Thacker
                                 --------------------------
                                 By:      W.L. Thacker
                                 Title:   President and Chief Executive Officer

                                   APPENDIX A

                LIST OF PERSONS WHO CONSTITUTE SELLER'S KNOWLEDGE



     NAME                                 TITLE
     ----                                 -----

Thomas J. Collins         Vice President-Business Development & Marketing

Bryan L. Gossman          Manager-Performance, Planning & Evaluation

Steven A. Fisher          Vice President & Chief Counsel

Paul I. Kent              Manager-Accounting, IT & Procurement

Larry M. Shakley          President

Larry M. Shelton          Manager-Environmental, Health & Safety Risk Management

                                   APPENDIX B

      CERTAIN EXCLUDED ASSETS AND LIABILITIES TO BE TRANSFERRED PRE-CLOSING


1. Assets Conveyed to and Liabilities Assumed by ARCO Midcon LLC.

DESCRIPTION OF APL PETROCHEMICAL ASSETS

22 different petrochemicals are transported through over 500 miles of pipe and meter facilities in the upper Texas Gulf Coast area, primarily in the greater Houston area as well as Port Arthur/Orange, Tx and Point Comfort, Tx. A more detailed description follows:

EQUISTAR LEASED LINES - Leased lines include the Ethylene System, Chemical and Polymer Grade Propylene Systems, and the 8-inch Flex System (Ethane, Propane, Butane and Natural Gasoline).

LYONDELL CHEMICAL LEASED LINES - Includes 6-inch Ethylene and 6-inch Propylene lines that run between Deer Park and Lyondell Chemical's Channelview, Tx chemical complex.

LYONDELL CHEMICAL OPERATED LINES - (SERVICE AGREEMENT, NO ASSET OWNERSHIP) - Transport Benzene, MTBE/Methanol and Propylene Oxide between Deer Park and Lyondell's Channelview, Tx chemical complex.

COMMON CARRIER LINES -
8-inch MTBE/Alkylate System between Channelview and Pasadena, Tx
6-inch Propane System between Pasadena and Channelview, Tx
6-inch and 8-inch Isobutane System between Mont Belvieu and Bayport, Tx 6-inch Ethane System between Mont Belvieu and Pasadena, Tx
4-inch N-Butane and Cat-BB System within the LCRC Refinery in Pasadena, Tx 6-inch Tertiary Butyl Alcohol System from Bayport to Pasadena, to
  Channelview, Tx
6-inch Flex Line between Mont Belvieu and Channelview, Tx
8-inch Ethylene from Mont Belvieu to Port Arthur, Tx


HOUSTON SHIP CHANNEL TUNNEL PIPELINES - Twenty-nine pipeline segments traversing the Houston Ship Channel in Pasadena, Tx (near the LCRC Refinery). Lines and the tunnel through which they cross are included.

BAYER PIPELINES - The lines run between Bayer's Bayport facility and Deer Park. The products currently transported on these two pipelines are Anhydrous Hydrogen Chloride (18-inch) and Ammonia (4-inch).

MISCELLANEOUS
6-inch Propane System from LCRC Refinery to Exxon-Mobil Chemical Plant in Pasadena, Tx (leased to Mobil)

APL OWNED FEE PROPERTY AT GALENA PARK -

           Real Property               Recording
File Number        Facility Name       Vol. / Pg      County       State      Acres       Location
-----------        -------------       ---------      ------       -----      -----       --------
F22 H13            Houston-           ###-##-####     Harris        TX       36.9551    Ezekiel Thomas Svy A-73
                   Galena Park

CUSHING TO MANUEL STATION -

The 12" Cushing to Manuel Station (Drumright) line owned by APL, including the scraper trap at Cushing to the scraper trap at Manuel.

CUSHING-CHICAGO

The Cushing-Chicago Pipeline is a 700-mile, 24-inch pipeline from Cushing, Oklahoma, to East Chicago. It was constructed in the early 1950's. Total capacity of the system is 300 MBD. The system is well connected at ARCO's Cushing Station. The Cushing-Chicago system transports domestic crudes from West Texas and Oklahoma and waterborne foreign crudes from the U.S. Gulf Coast. The system is owned by ARCO (46%), BP Amoco (24%) and Unocal (30%). BP Amoco is currently the operator. ARCO operated the system until 1992; however, cost structure issues and economies of scale drove the decision to give up the operatorship to BP Amoco, which has other proprietary pipelines in the same corridor serving their refinery at Whiting, Indiana. As an undivided interest pipeline system, each owner markets and schedules their ownership space, and has established tariffs accordingly.

ANETH

Remnant of Four Corners P/L purchase includes approximately 30 miles of active and 80 miles of idle/inactive. This system consist of 4",6",8", and 16" lines located in Utah, New Mexico, and Colorado. The small active gathering system in Utah moves about 11MB/D. Volumes are pumped via Tex NewMex P/L to Giant Refinery.

LINE 1

130 mile 10" crude oil pipeline idled after earthquake in 1994. This line is located in California from San Joaquin Valley to LA Basin. Have held a number of discussions with prospective buyers to utilize line for fiber optic.

OFFSHORE PIPELINE SYSTEM

South Pass 60 is approximately 12 miles of 10" pipeline system located offshore Louisiana, which transports approximately 14-16 MB/D of crude from Platform A to Shell Platform 69. ARCO also owns a 12.5% interest in Eugene Island 361.

WEST COAST IDLE AND ABANDONED LINES

There are a number of idle and abandoned lines remaining on the West Coast that remain with ARCO.

STOCK OF CUYAMA PIPELINE COMPANY





STOCK OF CASITAS PIPELINE COMPANY





LLC MEMBER INTEREST IN PACIFIC PIPELINE COMPANY





ANY OTHER PIPELINES OR INTERESTS THEREIN LOCATED IN STATES OTHER THAN TEXAS, OKLAHOMA AND NEW MEXICO TITLED IN THE NAME OF ARCO PIPE LINE COMPANY, INCLUDING ALL SUCH PIPELINES AND RELATED FACILITIES THAT HAVE BEEN ABANDONED.

CITY OF TEXAS CITY INDUSTRIAL DEVELOPMENT CORPORATION'S MARINE TERMINAL REFUNDING REVENUE BONDS, SERIES 1990 (ARCO PIPE LINE COMPANY PROJECT).


LITIGATION

o ARCO Pipe Line Company v. Rogers & Phillips, Inc.; in the State District Court of Harris County, Texas, 270th Judicial District (including any recovery and responsibility for any contingent Liability).

o ARCO Pipe Line Company v. Hunt Valve Company, Inc. d/b/a Hunt-Cornerstone Valve and K.P.C. Corporation; in the State District Court of Harris County, Texas, in the 151st Judicial District.


2. Assets and Liabilities Allocated to and Vested in Seaway Products Pipeline Company.

     Exhibit B to Plan of Merger of Seaway Pipeline Company into Seaway Crude Pipeline Company and Seaway Products Pipeline Company is hereby incorporated by reference and made a part hereof.

3. As of the date hereof, the parties are executing a memorandum of understanding relating to the parcelization or other treatment of certain properties among APL, Seaway Crude and Seaway Products.

                                   APPENDIX C

                       FORM OF OPINION OF SELLER'S COUNSEL

     1. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. Seller has all necessary corporate power and authority to enter into the Agreement and to perform its obligations thereunder.

     3. The Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     4. Each of APL and the APL Subsidiaries is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of APL and the APL Subsidiaries is duly authorized, qualified or licensed to do business as a foreign limited liability company in good standing in each of the jurisdictions in which its right, title or interest in or to any of the assets held by it or the business conducted by it requires such authorization, qualification or licensing, except in such jurisdictions where the failure to be so authorized, qualified, licensed or in good standing would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5. Except as set forth in Section 4.5 of the Disclosure Schedule, the execution and delivery of the Agreement by Seller does not, and the consummation of the transactions contemplated by the Agreement will not, (i) violate any provisions of the certificate or articles of incorporation, certificate of conversion, bylaws, limited liability company agreement or similar organizational documents, as the case may be, of Seller, APL or the APL Subsidiaries; (ii) to my knowledge, result in the breach or termination of, or otherwise give any other Person the right to terminate or accelerate the performance required by, or constitute a default under (whether with notice or lapse of time or both), any mortgage, indenture, deed of trust, lease, license, commitment or other agreement or instrument or any order, judgment or decree to which Seller, APL or an APL Subsidiary is a party or by which any of their respective properties or assets are bound; (iii) to my knowledge, violate any Applicable Law applicable to Seller, APL or an APL Subsidiary or their respective properties or assets; or (iv) to my knowledge, result in the creation of any Lien upon any assets of APL or an APL Subsidiary, except for such violations, breaches, terminations and defaults which would not have and would not reasonably be expected to have a Material Adverse Effect.

     6. Except (i) with respect to any filings required under the HSR Act, (ii) as contemplated by the Agreement, (iii) the Federal Trade Commission's final approval of any applicable consent order providing for Seller's divestiture of APL in connection with the Merger or (iv) as set forth in Section 4.6 of the Disclosure Schedule, no Governmental Approval or consent of any third party is required to be made or obtained by or with respect to Seller in connection with the execution, delivery and performance of the Agreement by Seller except for such Governmental Approvals or consents of any third party the failure of which to obtain would not have and would not reasonably be expected to have, individually, a Material Adverse Effect.

     7. All of the outstanding limited liability company interests of APL and the APL Subsidiaries have been duly authorized for issuance and are validly issued, fully paid and nonassessable. To my knowledge, there are no outstanding subscriptions, options, warrants, calls or rights of any kind to acquire any shares of any class of securities or limited liability company interests or any securities convertible into any shares of any class of securities or limited liability company interests of APL or the APL Subsidiaries, nor are there any obligations to issue any such options, warrants, calls, rights or securities.

          The opinion in paragraph 3 is qualified by the following:

     (a) enforcement may be limited by applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (b) my opinion is subject to the limitations on the enforceability of any rights to indemnification or related provisions in the Agreement which violate the public policy underlying any law, rule or regulation (including any federal or state securities law or regulation);

     (c) my opinion regarding the enforceability of the Agreement is also subject to the effect of certain laws and judicial decisions which may limit the enforceability of the Agreement, although such limitations do not, in my judgment, make the remedies provided for in the Agreement inadequate for the practical realization of the benefits afforded thereby; and

     (d) I do not express any opinion as to the enforceability of the choice of law provisions in the Agreement.

                                   APPENDIX D

                       FORM OF OPINION OF BUYER'S COUNSEL

     1. Buyer is duly formed, validly existing and in good standing as a limited liability company under the laws of its jurisdiction of incorporation.

     2. Buyer has all necessary company power and authority to enter into the Agreement and to perform its obligations thereunder.

     3. The Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     4. The execution and delivery of the Agreement by Buyer does not, and the consummation of the transactions contemplated by the Agreement will not, (i) violate any provisions of the certificate of conversion, agreement of limited liability company, regulations or bylaws or similar organizational documents of Buyer; (ii) to my knowledge, result in the breach or termination of, or otherwise give any other Person the right to terminate or accelerate the performance required by, or constitute a default under (whether with notice or lapse of time or both), any mortgage, indenture, deed of trust, lease, license, commitment or other agreement or instrument or any order, judgment or decree to which Buyer is a party or by which any of its respective properties or assets are bound; (iii) to my knowledge, violate any Applicable Law applicable to Buyer or its respective properties or assets; or (iv) to my knowledge, result in the creation of any Lien upon any assets of Buyer, except for such violations, breaches, terminations and defaults which would not have and would not reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Buyer's business.

     5. Except with respect to any filings required under the HSR Act, no Governmental Approval or consent by a third party is required to be made or obtained with respect to Buyer in connection with the execution, delivery and performance of the Agreement by Buyer.

          The opinion in paragraph 3 is qualified by the following:

     (a) enforcement may be limited by applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (b) my opinion is subject to the limitations on the enforceability of any rights to indemnification or related provisions in the Agreement which violate the public policy underlying any law, rule or regulation (including any federal or state securities law or regulation);

     (c) my opinion regarding the enforceability of the Agreement is also subject to the effect of certain laws and judicial decisions which may limit the enforceability of the Agreement, although such limitations do not, in my judgment, make the remedies provided for in the Agreement inadequate for the practical realization of the benefits afforded thereby; and

     (d) I do not express any opinion as to the enforceability of the choice of law provisions in the Agreement.

                                   APPENDIX E

                          AGENT FOR SERVICE OF PROCESS


         For Seller:

         The Corporation Trust Company
         1209 Orange Street
         Wilmington, Delaware 19801


         For Buyer:

         The Corporation Trust Company
         1209 Orange Street
         Wilmington, Delaware 19801

                                   APPENDIX F

                        TRANSITIONAL OPERATING AGREEMENT

                                   APPENDIX G

                               SERVICES AGREEMENT

         Atlantic Richfield Company ("ARCO") and Texas Eastern Products Pipeline Company, LLC ("Buyer") have agreed to enter into this Services Agreement in conjunction with the Amended and Restated Purchase Agreement between ARCO and Buyer dated as of ___________, 2000 (the "Agreement"). Terms defined in the Agreement shall have the same meanings herein.

         Under the Agreement, ARCO has agreed to permit Buyer, for a period not to exceed twelve (12) months from the Closing Date, to use the full-time services of Employees. During this twelve (12) month period, Employees shall not transfer to Buyer but will be retained in the employ of ARCO. As of the Closing Date, Buyer shall provide ARCO with a list of those Employees whose services it wishes to use ("Seconded Employees"). Following the Closing Date, Buyer may terminate the services of any Seconded Employee by providing ARCO with written notice of such decision.

         Seconded Employees shall remain on ARCO's payroll for all purposes, including but not limited to, payment of salary and other compensation, reimbursement of expenses, payment of any special allowances (including, without limitation, sick leave and other leaves of absence), and coverage under employee benefit plans maintained by ARCO. However, Seconded Employees shall be under the general direction of Buyer or an Affiliate thereof and shall be responsible to such party for the performance of assigned duties and responsibilities in the same manner as employees of Buyer who hold similar positions.

         Buyer shall reimburse ARCO for the costs of the services of the Seconded Employees. Such reimbursement shall be on the basis of bi-weekly statements or invoices submitted by ARCO to Buyer, and shall be paid within 10 days after submission of such statements or invoices. The items to be included on the statements or invoices shall be as follows with respect to each Seconded Employee who is subject to this Agreement:

         (a) The gross salary, wages, bonuses and other cash compensation, including incentive compensation if any, paid or to be paid to the Seconded Employees.

         (b) An amount equal to twenty-one (21) percent of the burden related payroll base.

         (c) All business expenses incurred by the Seconded Employees and reimbursed by ARCO.

         (d) A charge of one hundred twenty five dollars ($125) per month for each Transferred Employee for expenses relating to personnel record keeping, payroll processing, tax and employee benefit administration, accounting, etc.

         This Agreement may be amended or terminated by the written agreement of ARCO and Buyer.

         Executed this ______day of __________, 2000.


ATLANTIC RICHFIELD COMPANY                   TEXAS EASTERN PRODUCTS PIPELINE
                                               COMPANY, LLC

__________________________                   _______________________________
By:                                          By:
Title:                                       Title:

                                   APPENDIX H

                             ARCO PIPE LINE COMPANY
                             UNAUDITED BALANCE SHEET
                             AS OF DECEMBER 31, 1999

ASSETS

 CURRENT ASSETS:
   ACCOUNTS RECEIVABLE                                          4,914,206.58
   INVENTORIES
      CRUDE OIL                                                   241,131.10
      MATERIALS AND SUPPLIES                                      439,192.74
   ADVANCE TO OPERATORS                                         1,385,603.87
   PREPAID EXPENSES AND OTHER CURRENT ASSETS                          391.08
                                                          -------------------
  TOTAL CURRENT ASSETS                                          6,980,525.37
                                                          -------------------
 INVESTMENTS:
       INVESTMENT IN SEAWAY (EXCLUDING
         PRODUCTS BUSINESS)                                   246,111,406.40
                                                          -------------------
NET PROPERTY, PLANT AND EQUIPMENT:
   CONSTRUCTION WORK IN PROGRESS                                7,365,341.93
   PROP, PLANT, & EQUIPMENT                                    64,543,394.89
   LESS: ACCUMULATED DEPRECIATION                             (19,129,831.98)
                                                          -------------------
  TOTAL PROPERTY, PLANT AND EQUIPMENT                          52,778,904.84
                                                          -------------------
  DEFERRED CHARGES AND OTHER ASSETS                                49,602.72
                                                          -------------------
TOTAL ASSETS                                                  305,920,439.33
                                                          ===================
LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                                              2,771,461.81
  ADVANCE FROM SEAWAY                                           2,336,705.84
  OTHER ACCRUED LIABILITIES                                     1,843,071.55
  REVENUE RECEIVED IN ADVANCE                                     354,330.00
  ENVIRONMENTAL RESERVES- CURRENT                                 257,298.48
  ACCRUED TAXES PAYABLE:
    INCOME TAXES                                                7,532,000.00
    PROPERTY TAXES                                                679,974.66
    SALES & USE TAXES                                                (639.41)
                                                          -------------------
 TOTAL CURRENT LIABILITIES                                     15,774,202.93
                                                          -------------------
  LONG TERM LIABILITIES:
  DEFERRED INCOME TAXES                                        32,040,000.00
   ENVIRONMENTAL RESERVES - LONG TERM                             250,116.95
                                                          -------------------
                                                               32,290,319.88 1

TOTAL LIABILITIES                                              48,064,319.88
                                                          -------------------
STOCKHOLDERS' EQUITY:
  COMMON STOCK                                                  2,200,000.00
  APIC                                                        195,729,395.94
  RETAINED EARNINGS                                            59,926,723.51
                                                          -------------------
 TOTAL STOCKHOLDERS' EQUITY                                   257,856,119.45
                                                          -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    305,920,439.33
                                                          ===================

Note:

         1 Responsibility for long term liabilities is addressed in the purchase and sale agreement.

                             SEAWAY PIPELINE COMPANY
                          (EXCLUDING PRODUCTS BUSINESS)
                             UNAUDITED BALANCE SHEET
                             AS OF DECEMBER 31, 1999

ASSETS

 CURRENT ASSETS:
   CASH                                                     12,145,543.57
   ACCOUNTS RECEIVABLE                                       5,403,071.79
      CRUDE OIL                                              1,307,529.10
   ADVANCE TO OPERATOR                                       2,020,004.44
   PREPAID EXPENSES                                            214,000.00
                                                       -------------------
  TOTAL CURRENT ASSETS                                      21,090,148.90
                                                       -------------------
NET PROPERTY, PLANT AND EQUIPMENT:
   CONSTRUCTION WORK IN PROGRESS                            36,380,396.31
   PROP, PLANT, & EQUIPMENT                                372,684,799.40
   LESS: ACCUMULATED DEPRECIATION                         (121,337,493.06)
                                                       -------------------
  TOTAL PROPERTY, PLANT AND EQUIPMENT                      287,727,702.65
                                                       -------------------
  DEFERRED CHARGES AND OTHER ASSETS                            790,019.05
                                                       -------------------
TOTAL ASSETS                                               309,607,870.60
                                                       ===================
LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                                           8,192,734.45
  OTHER ACCRUED LIABILITIES                                    222,805.96
    PROPERTY TAXES                                           1,851,574.38
    SALES & USE TAXES                                             (807.12)
                                                       -------------------
 TOTAL CURRENT LIABILITIES                                  10,266,307.67
                                                       -------------------
  LONG TERM LIABILITIES:
  REVENUE RECEIVED IN ADVANCE                                  658,539.18
                                                       -------------------
                                                               658,539.18

TOTAL LIABILITIES                                           10,924,846.85
                                                       -------------------
PARTNERS' EQUITY                                           298,683,023.75
                                                       -------------------
TOTAL LIABILITIES AND PARTNERS' EQUITY                     309,607,870.60
                                                       ===================


                                                                     0.00

SUMMARY OF METHODOLOGY USED TO DETERMINE CRUDE AND PRODUCTS EXPENSES

The products related expenses that were excluded from Seaway Pipeline Company were determined by their accounting unit in the accounting system and also by allocation methods. There are approximately 63 accounting units in Seaway.

o There were approximately seven accounting units that held 100% direct crude expenses.

o    There were three accounting units that held 100% direct products expenses.

o In addition to these accounting units there were three accounting units that held direct expenses for both products and crude. A separate percentage was determined for two of these accounting units based on the percentage of crude assets versus products assets in each accounting unit. This percentage was then used to determine the amount of expenses in these two accounting units that needed to be allocated to crude expense versus products expense. It was determined that an allocation method could not appropriately determine the split for the third accounting unit, therefore the expenses were reviewed and analyzed and categorized into products versus crude expenses.

o Any expenses that could be identified as 100% crude or products expenses in any of the accounting units, were eliminated from the expenses before any percentage allocation was determined.

o The sum of all these direct crude expenses and direct products expenses, in addition to the depreciation and property tax expense determined for crude and products, was used to determine a percentage of direct crude versus direct products expenses. This percentage was then applied to the expenses in the overhead accounting units (approximately 50) to determine the crude and products overhead expense breakdown.

         SEAWAY CRUDE

FINANCIALS - based on defined assets (30" versus 20") rather than asset service (crude versus products).

CASH B/S - $5MM will be reflected on the balance sheet of Seaway Products in order to meet its expected working capital needs over the next 18 months.

ASI B/S - the additional consideration of $52MM (originally $59MM ) is included on the balance sheet of APL.

VEHICLES B/S - all vehicles were assigned to Seaway Crude.

PP&E B/S - by specific identification of assets made consistent with Appendix B to the Stock Purchase Agreement.

ACCOUNTS RECEIVABLE B/S - by customer.

ADVANCE TO OPERATOR B/S - payment to APL as operator.

o    Management Fee: allocated based on direct expenses for 1999.

o    Salaries and Wages: allocated based on historical estimated allocation.

PAYABLES B/S - by specific review of purchases or services provided.

PROPERTY TAX B/S - based on actual tax bills and property tax payments by asset

GAIN/LOSS OF FIXED ASSET I/S - to Seaway Crude because all was gain on sale of long-term crude inventory.

REVENUE I/S - based on specific Products accounts.

INTEREST INCOME I/S - all to Seaway Crude.

MANAGEMENT FEE I/S - allocated based on direct expenses for 1999.

                                       2